                                                                   EXHIBIT 10.18

             Dated              2000
             ----------------------------------------------------


                            Weelek Company Limited


                                      AND



                            iAsiaWorks (HK) Limited



             ----------------------------------------------------



                                     LEASE
                                      of
       The Entire 7th, 8th, 9th, 10th, 11th and 12th Floor, and part of the 6th Floor
                                      of
                          Mega iAdvantage erected on
              The Remaining Portion of Chai Wan Inland Lot No. 30


             ----------------------------------------------------

                              WOO, KWAN, LEE & LO
                                Solicitors &c.,
                          26th Floor, Jardine House,
                                  Hong Kong.

               TW                Doc.#00044676final version

                                   I N D E X
PARTIES
CLAUSE 1
AGREEMENT
   Premises
   Term

CLAUSE 2
   Rent

CLAUSE 3
(a)  Deposit
(b)  Transfer of Deposit
(c)  Deposit not to be treated as rent

CLAUSE 4  -  TENANT'S OBLIGATIONS
(a)  Rent
(b)  Additional Rent
(c)  Directory Boards & Consent fee
(d)  (i) - (vi)  Due Care to Interior
(e)  (i)   Indemnity against loss/damages from interior defects
     (ii)  Tenant's Insurance
(f)  Storm and Typhoon
(g)  Use service lift
(h)  Rules and Regulations
(i)  Entry by Landlord
(j)  Pipes and Conduits
(k)  Adjacent excavation
(l)  Explosive or unlawful goods
(m)  Floor loading
(n)  Keep windows and doors closed
(o)  (i)   Noise and disturbance
     (ii)  Prohibition of Sale by auction
(p)  Prohibition of illegal immoral use or gambling
(q)  User
(r)  Prohibition of alterations
(s)  Movement of safe, etc.
(t)  Observance of Laws and Conditions of Sale or Government Lease
(u)  Prohibition of Subletting or Transfer
(v)  Prohibition of Domestic Use
(w)  Obstruction of common passages
(x)  Exhibition of signboard
(y)  Breach of Insurance Policy
(z)  Security guards
(aa) To permit viewing the premises
(bb) Delivery of vacant possession upon expiration

CLAUSE 5 - LANDLORD'S OBLIGATIONS
(a)  Quiet possession
(b)  Structural repair
(c)  Government Rent and Property Tax

CLAUSE 6 - PROVISOS
(a)  Default
(b)  Damages by fire and other cause
(c)  Landlord not bound by representation
(d)  No waiver
(e)  Landlord's inability to perform no excuse for non-payment of rent
(f)  Acts by Tenant's servants etc.
(g)  Meaning of Tenant
(h)  Acceptance of rent
(i)  Tenant to indemnify Landlord against claim by Third Party
(j)  Breach of Building Rules and Regulations by other tenants
(k)  No warranty for security of the Building
(l)  No warranty for user
(m)  Access in repairing works and change of Building Name
(n)  Distraint
(o)  No fine
(p)  Service of Notice
(q)  Legal Costs & Stamp Duty

CLAUSE 7
     Not to use Building name/logo

CLAUSE 8
     Special Conditions

CLAUSE 9
     Jurisdiction and Arbitration

CLAUSE 10
     Meaning of Hong Kong; Currency Denomination

CLAUSE 11
     English Language

CLAUSE 12
     Confidentiality

FIRST SCHEDULE
     Part IA   -  Landlord
     Part IB   -  Tenant
     Part II   -  Premises
     Part III  -  Term

SECOND SCHEDULE
     Part I    -  Particulars of rent
     Part II   -  Deposit

THIRD SCHEDULE
     Part I    -  Fit out Works
     Part II   -  Building Rules & Regulations
     Part III  -  Landlord's Rights & Reservations

FOURTH SCHEDULE
     Special Conditions

THIS LEASE               is made the           day of
                         Year Two Thousand

BETWEEN the person, persons or company more particularly described in Part IA of the First Schedule hereto (hereinafter called "the Landlord") of the one part and the person, persons or company more particularly described in Part IB of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

WHEREBY IT IS HEREBY AGREED as follows:

1. The Landlord hereby demises and the Tenant hereby takes the premises more particularly described in Part II of the First Schedule hereto shown and coloured pink on the plan hereto annexed for the purpose of identification only and is hereinafter referred to as "the said premises" and the use of the Licence Space as more particularly described in Part II of the First Schedule hereto, together with the use in common with the Landlord and his tenants, workpeople and persons authorised by them of the entrances, passages and staircases leading to the said premises (so far as the same are necessary for the use and enjoyment of the said premises) And of the lavatories on the same floor, and to enjoy the central air-conditioning services and the lifts and escalator service (whenever the same shall be operating) and all common areas common service and facilities, excepting and reserving unto the Landlord the rights as set out in Part III of the Third Schedule hereto for the term more particularly specified in Part III of the First Schedule hereto both days inclusive (hereinafter referred to as "the said term"), subject to termination as hereinafter mentioned.

2. The monthly rental for the said premises and licence fee for the Licence Space for the said term shall be such sum or sums as specified in Part I of the Second Schedule hereto, which said sum or sums shall be payable inclusive of rates and service charges but exclusive of Management Fees payable in Hong Kong Currency in advance on the first day of each and every calendar month without deduction whatsoever (whether legal or equitable). The first of such payments shall be apportioned according to the number of days then unexpired in the month in respect of which such payment is made and the last of such payments shall be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due.

3. (a) The Tenant shall on the signing of this Lease or prior to the commencement of the said term, whichever shall be the earlier, pay to the Landlord by way of total deposit in the form of a bank guarantee for the sum and in the manner as set out in Part II of the Second Schedule hereto for the due performance and observance of the agreements on the part of the Tenant herein contained ("the Deposit"). At the expiration or sooner termination of this Lease subject to prior forfeiture in accordance with clause 6(a)(i) hereof, if there shall then be no breach of any of the agreements on the Tenant's part to be observed and performed, the Landlord will return to the Tenant the Bank Guarantee without interest within 30 days after delivery of vacant possession of the said premises to the Landlord by the Tenant and after full settlement of all outstanding payments due and payable by the Tenant hereunder whichever is later but without any interest thereon.

   (b) The parties hereto agree that in the event of the Landlord assigning or transferring the ownership of the said premises or the said Building of which the said premises forms part to any person ("the New Owner") prior to the termination of the term of this tenancy subject to and with the benefit of this Lease, Provided That the Landlord obtains from the New Owner a covenant in favour of the Tenant in favour of the Tenant covenanting to return the bank guarantee to the Tenant for cancellation in accordance with this Lease, the Tenant shall procure a replacement bank guarantee in the amount of the Deposit to be


[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       issued in favour of the New Owner, whereupon the Landlord shall return to the Tenant the bank guarantee held by the Landlord for cancellation.

   (c) In no event shall the Tenant be entitled to treat payment of the Deposit as payment of the rent and licence fee hereby reserved.

   (d) If at any time the rent and licence fee payable by the Tenant hereunder shall increase the Tenant shall within 30 days from the agreement or determination of such increase produce a replacement bank guarantee or further bank guarantee to make up the total amount of the Deposit held by the Landlord to be equivalent to three months' increased rent and licence fee and failure to produce such replacement or further bank guarantee by the Tenant shall justify forfeiture of this tenancy pursuant to the provision of clause 6(a)(i) hereof.

4. THE TENANT AGREES AND COVENANTS WITH THE LANDLORD to observe, perform and comply with the following terms and conditions throughout the said term:

   (a) To pay the rent licence fee and Management Fee herein reserved in manner aforesaid and to pay other charges of a non-capital or recurring nature due hereunder in manner hereinafter mentioned.

   (b) The Tenant acknowledges that the rent reserved herein is based on the supply of electricity capacity of 90 Watts per square foot of gross floor area and the supply voltage of 380(+/- 10%), 50Hz., 3 phase for the Tenant's connection at the main switch room on the respective floors of the said premises. The gross floor area shall be as determined in accordance with the final building plans of the Building by the Landlord's Authorised Person (as defined in the Building Ordinance) whose determination, as approved by the Buildings Department, shall be final in the absence of manifest error or fraud. In the event that the Tenant shall request increase of the electricity charge capacity to the said premises, subject always to technical feasibility, the Tenant shall pay to the Landlord additional rent in an amount incurred by the Landlord to supply additional electricity in line with the market rates.

   (c) (i) To pay to the Landlord or the Management Company immediately upon demand the reasonable cost of affixing, repairing, altering or replacing as necessary the Tenant's name to the directory boards at the said Building.
       (ii) To pay to the Landlord or the Management Company on demand all actual costs charges and expenses and reasonable professional fees which may be incurred by the Landlord for any licence or consent from the Landlord or the Management Company requested by the Tenant pursuant to this Lease upon presentation of reasonable evidence of such costs charges expenses and fees.

   (d) To take due care in using the interior of the said premises, including the flooring and interior plaster or other finishing materials, walls, floors, ceilings and the Landlord's fixtures and fittings therein, including but not limited to all doors, windows, electrical, mechanical or electronic installations and the Landlord's provisions as set out in
       an agreement between inter alia the Landlord and Tenant dated [    ]
       pursuant of which results in this Lease ("the Agreement"), and deliver up the same to the Landlord at the expiration or sooner termination of the term in its then as-is condition, save and except structural damages caused by the Tenant, in which event the Tenant shall be responsible to repair such damages at its own costs. The Tenant particularly agrees:
       (i) to reimburse the Landlord the reasonable cost of replacing all broken and damaged windows or window glass broken or damaged by the negligence of the Tenant or any of the Tenant's servants, agents, licensees or customers;
       (ii) to reimburse the Landlord the reasonable cost of repairing or replacing any ceiling, lighting and the air-conditioning system and any other service system provided by the Landlord which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's servants, agents, licensees or customers;
       (iii) to such extent as any installation of equipment furnishing or fitting-out works at the said premises is carried out by the Tenant, the Tenant shall prior to the commencement of such installation or fitting-out works, at its own cost, prepare and submit to the Landlord reasonably detailed drawings and specifications of the works to be carried out by the Tenant (hereinafter collectively called "the Tenant's Plans").
       (iv) in the event that the Tenant wishes to carry out any installation or fitting out works within the said premises no installation or fitting-out works shall be commenced in the said premises without the prior written approval of the Tenant's Plans by the Landlord. Landlord's approval shall be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within ten (10) days after Tenant's request therefor. Notwithstanding the foregoing, if the Tenant wishes to make non-structural alterations costing less than four hundred thousand dollars ($400,000) the Landlord's consent will be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within 3 business days after receipt of the Tenant's submission Provided that the Tenant shall submit such application by personal delivery or post to the Landlord's specified representative with receipt acknowledged at the Landlord's registered office.
       (v) the approval by the Landlord of the Tenant's Plans shall not constitute any representation on the part of the Landlord that the said plans comply with the relevant laws and regulations from time to time in force under the laws of Hong Kong Special Administrative Region and imposed by the Government of Hong Kong Special Administrative Region and shall not release the Tenant from its obligation to ensure the aforesaid compliance.
       (vi) be responsible to apply for and obtain all relevant government approvals and consents prior to the commencement of installation or fitting-out works by Tenant at the said premises.
      (vii) in the event that the Tenant wishes to carry out any fitting out or alteration works relating to any of the systems set out in Part I of the Third Schedule hereto (subject always to the Landlord's prior consent), the Tenant shall employ the Landlord's nominated contractors to carry out such works at the Tenant's costs.

  (e) (i) to be responsible for any damage or injury caused to any other person or property within the said premises due to the act default or negligence of the Tenant, its servants, agents, licensees or customers and to indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person to the extent arising in respect thereof.

      (ii) For the better observance of this clause, the Tenant undertakes to effect adequate insurance coverage in respect of the liabilities provided herein, including but not limited to third party liabilities and professional liabilities. The policy of such insurance shall be endorsed to show the Landlord as the registered owner of the said premises and loss payee of the proceeds and shall contain a clause to the effect that the insurance coverage thereby effected and terms and condition thereof shall not be cancelled, modified or restricted without prior written notice to the Landlord.

  (f) (i) to take all reasonable precautions to protect the interior of the said premises from damage threatened by any approaching storm or typhoon;
      (ii) in the event of the building being threatened by an approaching storm or typhoon, to properly erect the shutter (if any) provided by the Landlord for the protection of window panes for which the Landlord has made provision in the design of the external windows and to keep and preserve such shutters (fair wear and tear inherent and subsisting defect excepted) at the Tenant's expense and not to remove the same from the said premises except for the purpose of necessary repair.

  (g) Not to cause the said premises to become infested with insects or vermin. If the Tenant is in breach of this clause, the Tenant shall pay the cost of extermination as arranged or approved by the Landlord and the selected exterminators shall be given full access to the said premises for such purpose.

  (h) To load and unload heavy furniture and chattels only at such times during business hours at such spaces and through such entrances and by such service lifts as shall be reasonably designated by the Management Company for this purpose from time to time.

  (i) To observe faithfully and comply strictly with the non-discriminatory Building Rules and Regulations as the Management Company may from time to time adopt. Notice of any additional Building Rules and Regulations shall be given in writing to Tenant. The Building Rules and Regulations set out in Part II of the Third Schedule hereto and such additional Rules and Regulations provided that they are not in conflict with the Tenant's obligations in this Lease shall be binding upon the Tenant and shall have the same force and effect as if set out in the body of this Lease.

  (j) (i) To permit the Landlord or the Management Company with or without workmen or others and with or without appliances at all reasonable times, upon prior appointment, to enter upon the said premises (and in the event of any emergency and the Tenant shall not be personally present to open and permit entry at the time the Landlord or his agents may enter without notice and forcibly if need be) to view the condition thereof and to take inventories of the Landlord's fixtures and fittings therein; to test the electric wiring; to read the meter and to do any other act or thing which may reasonably be required to be done by the Landlord or the Management company in respect of the said premises, and to make good all defects and want of repair there found to be the liability of the Tenant hereunder to the reasonable satisfaction of the Landlord within the space of 30 days or such shorter or longer period as the case may demand from the time of receipt of written notice from the Landlord to amend or make good the same;

      (ii) if any defects or want of repair the responsibility of which is the Tenant's hereunder shall be found and if the Landlord or the Management Company shall have given notice in writing to the Tenant requiring it to amend the same and if the Tenant shall not within 14 days after the service of such notice proceed diligently with the execution of such repairs, then to permit the Landlord or the Management Company to enter upon the said premises upon prior appointment and execute such repairs, and the actual costs thereof together with interest thereon at the rate of 2% above the prime lending rate per annum quoted from time to time by the Hongkong and Shanghai Banking Corporation Limited calculated from the time it is incurred if not paid within 7 days from written demand by the Landlord shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action upon presentation of reasonable evidence of such costs.

  (k) To permit the Landlord to erect, use and maintain pipes, conduits, and passage for telecommunication infrastructure in and through the said premises, provided the same does not interfere with Tenant's use of or access to the said premises. The Landlord or the Management Company shall have the right to enter the said premises at all reasonable times upon prior appointment to examine the same and the permission to the Landlord to use such pipes, conduits, and passage for telecommunication infrastructure shall extend to the use of such pipes, conduits and passage for telecommunication infrastructure by the Landlord's other authorized tenants and licensees, as the case may be; provided that Landlord shall perform and execute the aforesaid work diligently and with due care and without interfering with the carrying on of the Tenant's business and the Landlord shall make good all damage caused. Save and except those arising from the breach of this clause by the Landlord, negligence, willful misconduct or default of the Landlord, the Management Company, or their respective servants, employees, contractors or agents, the Landlord shall not be liable to the Tenant for any damage, loss costs or expenses, including loss and damages for inconvenience, disturbance, loss of profit or goodwill, interruption of service resulting from the execution of any of the aforesaid work, nor shall the Tenant be entitled to claim any abatement of rent and licence fee on account of any noise, vibration or other disturbance to the Tenant's business at the said premises).

  (l) If any excavation or other building works shall be made or authorised in the vicinity of the said Building, the Tenant shall permit the Landlord or the Management Company to enter the said premises at all reasonable time upon prior appointment to do such work as may be deemed necessary to preserve the exterior walls of the said Building from injury or damage without any claim for damages or indemnity against the Landlord, provided that Landlord shall perform and execute the aforesaid work diligently and with due care and without interfering with the carrying on of the Tenant's business. Save and except those arising from the breach of this clause by the Landlord, negligence, willful misconduct or default of the Landlord, the Management Company, or their respective servants, employees, contractors, or agents, the Landlord shall not be liable to the Tenant for any damage, loss, costs or expenses, including loss and damages for inconvenience, disturbance, loss of profit or goodwill, interruption of service resulting from the execution of any of the aforesaid work, nor shall the Tenant be entitled to claim any abatement of rent and licence fee on account of any noise, vibration or other disturbance to the Tenant's business at the said premises.

  (m) Not to keep or store or allow to be kept or stored upon the said premises or any part thereof during the term any arms, ammunition, saltpetre, gun-powder, kerosene or any other explosive combustible or unlawful or dangerous goods or substance on or in any part of the said premises.

  (n) Not to place any load upon any floor of the said premises in excess of the loading capacity for which the floor is designed. The Landlord reserves the right to reasonably prescribe the weight and position of all machinery and equipment which must be placed so as to distribute the weight. Machines and mechanical equipment authorised by the Landlord shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient in the Landlord's reasonable judgment to absorb and prevent vibration, noise and nuisance to occupiers of other portions of the said Building.

  (o) To keep all the windows and doors closed while air-conditioned ventilation is in operation. The Landlord shall have the right to send a representative to close the same for the Tenant should it be found that the Tenant does not comply with the notice to that effect.

  (p) (i) Not to do or produce or suffer or permit to be done or produced any music, noise (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the said premises which is a nuisance to or give reasonable cause for complaints from the Landlord or the tenants or occupiers of the said Building or adjacent or neighbouring premises;

      (ii) Not to permit or suffer any sale by auction to be held upon the said premises.

  (q) Not to use the said premises or any part thereof for any illegal or immoral purpose or for gambling of any nature.

  (r) Not to use the said premises for any purpose other than as a data centre and ancillary office thereto carrying on the business relating to telecommunication and internet service.

  (s) (i) Not to make or permit to be made any alterations in or additions to the said premises or to the electrical installation, telecommunication infrastructure or other Landlord's fixtures and fittings therein or to install any plant apparatus or machinery therein or cut, maim or injure, or suffer to be cut, maimed or injured any doors, windows, walls, structural members or other fabric thereof without having first obtained the written licence and consent of the Landlord therefor. Landlord's consent will be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within ten (10) days after Tenant's request therefore. Landlord or the Management Company will not entertain any application for such consent before the issuance of a full Occupation Permit of the said Building. In particular, any structural alterations or additions so approved shall be carried out only by such person or contractor as shall be reasonably approved by the Landlord or the Management Company. Notwithstanding the foregoing, if the Tenant shall wish to make non-structural alterations costing less than four hundred thousand Hong Kong dollars (HK$400,000) the Landlord's consent shall be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within 3 business days after receipt of the same provided that the Tenant shall submit such application by personal delivery or post addressed to the Landlord's specified representative with receipt acknowledged at the Landlord's registered office.

      (ii) To fit out the interior of the said premises in accordance with the plans approved by the Landlord, a copy of which is retained by each of the parties hereto. The Tenant will not cause or permit to be made any variation to the interior design or layout of the said premises without the prior written approval of the Landlord first having been obtained, such consent not to be unreasonably withheld in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any professional fees actually incurred by the Landlord in obtaining the approval of its architect for the relocation of any interior partitioning. Landlord's consent will be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within ten (10) days after Tenant's request therefore. Notwithstanding the foregoing, if the Tenant shall wish to make non-structural alterations costing less than four hundred thousand Hong Kong dollars (HK$400,000) the Landlord's consent shall be deemed given if the Tenant's application is not rejected or reasonably required to be modified in writing within 3 business days after receipt of the same provided that the Tenant shall submit such application by personal delivery or post addressed to the Landlord's specified representative with receipt acknowledged at the Landlord's registered office.

  (t) Not to move any safe, heavy machinery, equipment, freight, bulky matter or fixtures in and out of the said Building without first obtaining the Landlord's written consent. The Tenant shall indemnify Landlord against all damages sustained by any person or property and for any damages or monies paid out by the Landlord in settlement of any claim or judgments as well as reasonable legal costs incurred in connection therewith and all actual costs incurred in repairing any damage to the said Building or its appurtenances resulting from movement of any heavy machinery, equipment, freight, bulky matter or fixtures upon presentation of reasonable evidence of such costs.

  (u) To be answerable and responsible for the consequence of any breach on the part of the Tenant of any Ordinances, Orders in Council or Regulations, and not to do anything in contravention of the provisions of the Conditions of Sale or Government Lease under which the Landlord holds the said premises or of the Deed of Mutual Covenant and Management Agreement of the Building (if any) and to indemnify the Landlord against all claims, demands, actions, proceedings, loss, damages, actual costs and expenses to the extent arising in respect of any breach by the Tenant of the terms of this clause upon presentation of reasonable evidence of such costs and expense.

  (v) Subject to Clause 3 of the Special Conditions of the Fourth Schedule hereto, not to assign, underlet or otherwise part with the possession of the said premises or any part thereof either by way of subletting, lending, sharing or other means whereby any person or persons not a party to this Lease obtains the use or possession of the said premises or any part thereof, irrespective of whether any rental or other consideration is given for such use or possession without Landlord's prior written consent, not to be unreasonably withheld and in the event of such transfer subletting sharing assignment or parting with possession of the said premises (whether for monetary consideration or not),it shall constitute a breach of this Lease entitling the Landlord to exercise its right or re-entry in accordance with the provisions of this Lease. The happening of any of the following shall be considered a breach of this clause:
      (i) liquidation (either voluntary or otherwise) of the Tenant without the prior written consent of the Landlord or change in the person or persons who own a majority of its voting shares, or a sale of all or substantially all of the assets of the Tenant save and except that in the case of liquidation for the purpose of reconstruction or amalgamation or pursuant to a merger or acquisition of a solvent corporate Tenant where all the benefits and liabilities of this Lease are assigned to a company of equal or better credibility and financial state carrying out the business relating to telecommunication and/or internet services which assignment is made in the Landlord's form reasonably acceptable to the Tenant and at the Tenant's or assignee's sole costs; and

      (ii) the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same;

      provided that the location of equipment on the said premises or subscription of services by the Tenant's customers shall not be considered as a breach of this clause and shall not constitute a sub-letting under Clause 3 of the Special Conditions in the Fourth Schedule if such customer's business is relating to telecommunication and internet services and no interest in land is conferred to such customer.

  (w) Except for the purpose of operation of the Tenant's business, not without the Landlord's prior permission in writing to permit any person to remain in the said premises overnight. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises, which shall not be used as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force.

  (x) Not to place or leave in the entrance or any of the staircases, common passages or landings of the said Building not in the exclusive occupation of the Tenant any boxes, goods, furniture, chattels, dust-bins, packing-cases, rubbish or other things or otherwise encumber the same, and not to obstruct or permit or suffer to be obstructed any emergency lift access panels in the said premises. The Landlord or the Management Company shall have the right to remove the same, following reasonable prior notice to Tenant, at the Tenant's expense and the Tenant shall indemnify the Landlord against all loss, claims, or damages resulting from such removal.

  (y) Subject to Clause 7 of the Special Conditions of the Fourth Schedule hereto, not to exhibit or display within or on the exterior of the said premises any writing, sign or other device, whether illuminated or not, which may be visible from outside the said premises which would materially and adversely affect or alter the external appearance of the Building, except the display of name-plate or signboard of the Tenant at the entrance to the said premises, the size and position of such name-plate or signboard shall be subject to the approval of the Landlord. The Landlord or his authorised agents shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or device which shall be affixed or put up or displayed without the prior approval of the Landlord or his agents.

  (z) Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the said premises against damage by fire or against claims by Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all reasonable sums paid by the Landlord by way of increased premium or premiums thereon and all actual expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this clause.

  (aa) Not to employ any security organisation for the rendering of any services for or in connection with the said premises except with the prior written consent of the Landlord, but to permit the Landlord's servants or security guards to enter the said premises at all reasonable times for security purposes, and to connect and keep the said premises connected to any communal alarm or security system.

  (bb) During the period of three months immediately before the expiration of the said term of this Lease, to permit all persons having written authorisation from the Landlord or the Management Company to enter and view the said premises and every part thereof at all reasonable times upon prior appointment without interfering with the carrying on of the Tenant's business.

  (cc) At the expiration or sooner termination of this Lease, to deliver up to the Landlord vacant possession of the said premises together with all Landlord's fixtures and fittings and Landlord's provision (if any) in as-is condition upon Landlord's provision, save and except structural damage caused by the Tenant, in which event the Tenant shall be responsible to repair such damage at its own costs.

5.      THE LANDLORD AGREES AND COVENANTS WITH THE TENANT as follows:

   (a) To permit the Tenant (duly paying the rent and licence fee and observing and performing the terms and conditions herein contained) to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or anyone lawfully claiming under or through or in trust for the Landlord.

   (b) To keep in good and tenantable repair and condition those part of the said premises the repair of which is not the responsibility of the Tenant under this Lease and to procure the Manager of the said Building to repair such structural defects in the roof, main electricity supply, cables, main drain, main pipes, main walls and exterior window frames of the said Building and the lifts, escalators and air-conditioning plants therein as the Landlord shall discover or as the Tenant or other authorised person or Authority shall by notice in writing bring to the attention of the Landlord, and to maintain the same in a proper state of repair and condition at the cost of the Landlord, provided that the Landlord shall be entitled to be given a reasonable period of time wherein to view any such defects and to amend and repair the same; provided further that the Landlord shall neither be liable to pay compensation to the Tenant in respect of any period during which due to circumstances beyond the control of the Landlord the proper operation of the said lifts and escalators shall be interrupted as the result of mechanical failure or need for repair or overhaul nor shall the Landlord be liable thereby to grant an abatement of rent and licence fee in respect of such interruption (save and except that those arising from the negligence, intentional misconduct or default of the Landlord, Management Company, or their respective servants, employees, contractors, or agents).

   (c) To pay the Government rent, rates, Property Tax and other charges of a capital or non-recurring nature payable in respect of the said premises.

6.      PROVIDED ALWAYS AND IT IS MUTUALLY AGREED as follows:

   (a) (i) If the rent and licence fee reserved or any part thereof be in arrears (whether formally demanded or not) or in the case of the breach, non-performance, non-observance or non-compliance of any of the material stipulations and material agreements herein contained on the part of the Tenant to be kept done or performed, and the Tenant shall fail to pay such arrears within 14 days after receipt of a written notice from the Landlord, or fail to remedy such breach or non-performance non-observance or non-compliance within 30 days after receipt of a written notice from the Landlord or if the Tenant shall go into liquidation without the prior consent of the Landlord (save and except that, in the case of liquidation for the purpose of reconstruction amalgamation or pursuant to a merger or acquisition of a solvent corporate Tenant where all the benefits and liabilities of this Lease are assigned to a company of equal or better credibility and financial state carrying out the business relating to telecommunication and/or internet services which assignment is made in the Landlord's form reasonably acceptable to the Tenant and at the Tenant's or assignee's sole costs, the Landlord's prior consent is not required), or shall have any order made or resolution passed for its winding up or (being a firm or partnership) shall cease trading or shall have its Business Registration cancelled or shall enter into any composition or arrangement with his creditors or shall suffer execution to be levied upon any of his goods or effects, it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and to forfeit the Deposit as and for liquidated damages and not as a penalty, by calling upon the bank to pay over the sum guaranteed, and thereupon this Lease shall absolutely terminate but without prejudice to any alternative rights which may have accrued to the Landlord by reason of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained. A written notice served by the Landlord on the Tenant to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

       (ii) Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Lease but to deduct from the Deposit the amount of any actual loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant (including legal cost and expenses mentioned in clause 6(n) hereof), by calling upon the bank to pay over such amount, in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted by producing a replacement bank guarantee or additional bank guarantee within 14 days after receipt of notice from the Landlord and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said premises and to terminate this Lease, in which event the Deposit may be forfeited to the Landlord as hereinbefore provided.

      (iii) Notwithstanding anything hereinbefore contained, in the event rent and licence fee and/or Management Fees is not paid by on the seventh day of each month, the Tenant shall further pay to the Landlord on written demand interest on the amount in arrears at the rate of 2% above the prime lending rate per annum quoted from time to time by the Hong Kong and Shanghai Banking Corporation Limited calculated from the date on which the same becomes due for payment (i.e. from the 1st day of each month as stipulated in First Schedule and clause 4(f)(i) hereof) until the date of payment, provided that the demand and/or receipt by the Landlord of interest pursuant to this provisions shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Lease.

      (iv) In addition and without prejudice to the Landlord's right under clause 6(a) (i) and (ii) hereinabove, in the event of the Tenant failing to pay rent and licence fee or committing any breach of this Lease, upon exercising its right of re-entry and the Tenant failing to deliver up vacant possession of the said premises to the Landlord and the Landlord having obtained the appropriate order of a court or tribunal or such other competent authority to enter the said premises and there has been no stay of such order, the Landlord may, and the Tenant hereby specifically authorises the Landlord to, cut off the supply of electricity and air-conditioning to the said premises and to dispose of all objects including goods merchandise equipment furniture and fixtures in or at the said premises in such manner as the Landlord shall deem fit, and any actual costs in connection therewith shall be paid by the Tenant and shall be recoverable from it as a debt upon presentation of reasonable evidence of such costs.


  (b) (i) If the said premises or any part thereof are rendered uninhabitable by fire, water, storm, wind, typhoon, white ants, earthquake or any calamity beyond the control of the Landlord and not attributable to any failure by the Tenant to observe and carry out the terms and conditions of this Lease or when any closure order is imposed on the said premises or any part thereof, the rent and licence fee and the Management Fee or a part thereof proportionate to the extent to which the said premises shall have been so rendered uninhabitable shall abate and cease to be payable until the same shall have been again rendered fit for occupation or such closure order has been discharged or removed, provided always that the Landlord shall not be required to reinstate the said premises if by reason of the condition of the same or any local Regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable to do so, and provided further that should the said premises or the said Building not have been reinstated and rendered inhabitable in the meantime either the Landlord or the Tenant may at any time after six months from the calamity give to the other of them a notice in writing to terminate this Lease and thereupon the same and everything herein contained shall terminate as from the date of the calamity but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Landlord in respect of the rent and licence fee payable hereunder prior to the coming into effect of the suspension or of the Tenant to the return of its deposit pursuant to clause 3 hereof. Any dispute concerning this clause shall be determined by arbitration in accordance with the provisions of the Agreement (as defined in Clause (c)(I) of Part I of the Second Schedule).

     (ii) If at any time during the continuance of this Lease the competent authorities shall order the said Building to be pulled down or shall make a demolition order which shall become operative in respect of the said premises or any part thereof, the Agreement hereby created shall cease as from the commencement of the pulling down of the said premises or from the time when such demolition or closure order shall become operative, whereupon the Tenant shall deliver vacant possession of the said premises to the Landlord and the Landlord shall return to the Tenant the Deposit held by the Landlord hereunder without interest, and neither party shall have any claim against the other thereafter but without prejudice to any claim in respect of any antecedent breach.

(c) The Landlord shall not be bound by any representations or promises with respect to the said Building and its appurtenances or in respect of the said premises except as herein expressly set forth or contained in the Agreement with the object and intention that the whole of the covenants between the Landlord and the Tenant shall be set forth herein and in no way modified by any discussions or correspondence which may have preceded the signing of this Lease.

(d) No condoning, excusing or overlooking by either party of any default, breach or non-observance or non-performance by the other party at any time or times of any of that other party's obligations herein contained shall operate as a waiver of the first party's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights of the first party's herein in respect of any such continuing or subsequent default or breach, and no waiver by the first party shall be inferred from or implied by anything done or admitted by the first party unless expressed in writing and signed by the first party.

(e) This Lease and the obligations of the Tenant to pay rent and licence fee and other sums due hereunder and perform the Tenant's obligations hereunder shall in no way be affected, impaired or excused because the Landlord is unable due to circumstances beyond his control to fulfill any of his obligations under this Lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decoration, or is unable to supply or is delayed in supplying any equipment or fixtures, if the Landlord is prevented or delayed from so doing by reason of strike, labour troubles, or shortage of materials or any outside cause whatsoever or by reason of any order or regulation of any department of the Hong Kong Government (save and except those arising from the negligence, misconduct or default of the Landlord, Management Company, or their respective servants, employees, contractors, or agents).

(f) For the purposes of these presents any act default or omission of the agents servants visitors staffs and customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

(g) The expression "the Tenant" shall (where the context permits) mean and include the party or parties specifically named but shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

(h) The Tenant hereby expressly declares that at the expiration or sooner termination of this Lease the Tenant will promptly and punctually quit and deliver up possession of the said premises at the expiration of this Lease or sooner determination as aforesaid

(i) Acceptance or payment of rent and licence fee by the Landlord or the Tenant (as the case may be) shall not be deemed to operate as a waiver by the Landlord or the Tenant of any right to proceed against the Tenant or the Landlord in respect of any breach non-observance or non-performance by the Tenant or the Landlord of any of the agreements, stipulations and conditions herein contained and on the Tenant's or the Landlord's part to be observed and performed.

(j) (1) The Landlord shall not be under any liability to the Tenant or to any other person whosoever in respect of any loss or damage to person or property, loss of profit, or business or any pecuniary or monetary loss whatever caused by or through or in any way owing to (save and except those arising from the negligence, misconduct or default of the Landlord, the Management Company, or their respective servants, employees, contractors or agents):
          (i) the overflow of water, influx of rain water or sea water into the said Building, or the said premises or the activities of rats or other vermin in the said Building, or the escape of fumes, smoke, fire or any other substance or thing from anywhere within the said Building, or caused as a result of burglary or robbery. The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes, smoke, fire or any other substance or thing originating from the said premises (save and except due to the structural defect not caused by the Tenant or inherent defect of the said Building or said premises), or owing to the negligence or default of the Tenant, his servants, agents or licensees defective or damaged condition of any fixtures or fittings the repair for which the Tenant is responsible hereunder, and against all actual costs and expenses incurred by the Landlord in respect of any such claim or demand upon presentation of reasonable evidence of such costs and expenses; or
          (ii) the defect in or breakdown or suspension of services of the lifts, escalators, fire and security services, air-conditioning plant, telecommunication infrastructure, power supply system, fire protection system or other services of the said Building; or
        (iii) fracture, malfunction explosion, breakdown or suspension of the electricity or water supply to the said Building or the said premises; or
        (iv) the neglect or default of the tenants or and occupiers of any other parts of the said Building and their employees agents licensees and visitors;
        (v) failure, malfunction, breakdown, interruption or interference of any computer system data base or electronic system whatsoever;
        nor shall the rent and licence fee or other charges payable hereunder or any part thereof be reduced, abate or cease to be payable on account of any of the foregoing, provided that if any suspension or interruption of building services lasts for three (3) or more consecutive days preventing the Tenant from carrying on its business at the said premises, the rent and license fees and Management Fees or a due proportion thereof shall abate from the 4th day until service is restored.

    (2) Except any breach of this Lease that is due to a reckless act or omission or willful misconduct by a party's employee, agent, contractor or sub-contractor no party will be liable to any other party for any incidental, indirect, consequential or special damages of any nature whatsoever (including but not limited to loss or damage resulting from loss of use, loss of profits or revenues, costs of capital, loss or goodwill, claims of customers, or fines and penalties) for any breach of this Lease or any claim in tort, related to or concerning this Lease.

    (3) The maximum aggregated liability of or extent of indemnity given by each party to the other under or in respect of this Lease and the Agreement (hereinafter defined), excluding liquidated damages pursuant to clause
        5.5 or clause 28 of the Agreement, will be [*].

(k) The Landlord shall not be responsible or liable for any loss or damage howsoever arising from the non-observance by the other tenants or occupiers of the said Building of the Building Rules and Regulations mentioned in clause 4(i) hereof, provided that Landlord shall use good faith efforts to uniformly enforce the Rules and Regulations.

(l) The Landlord gives no guarantee or warranty whatsoever for the security or safe keeping of the said Building or any persons or contents therein. In particular, but without prejudice to the generality of the foregoing, the provision by the Landlord of watchmen and caretakers, security guards or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents thereof shall at all time rest with the Tenant (save and except those arising from the negligence, misconduct or default of the Landlord, the Management Company, or their respective servants, employees, contractors or agents).

(m) The Landlord gives no guarantee or warranty whatsoever in respect of the user of the Building. The Tenant shall at its own costs and expenses apply for all requisite licences, permits, consents and approvals from the government or other relevant authorities in respect of the Tenant's business carried on therein.

(n) The Tenant particularly agrees that:

    (i) The Landlord shall have access to the said premises at all reasonable times, and upon prior appointment, for the purpose of carrying out any necessary repair and

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

          maintenance works to the said Building or any part thereof (hereinafter referred to as "the said Works"); and

    (ii) The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefore, but provided the same does not interfere with Tenant's use of or access to the said premises, to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, landings, staircases, lobbies, lifts, escalators, toilets or other public parts of the said Building or any services or apparatus serving the said Building and to change the name, number or designation by which the said Building is known Provided that in the event of change of name number or designation of the said Building, the Landlord shall give to the Tenant and the Postal and other relevant Government Authorities not less than three months' notice of its intention so to do; and

    (iii) Provided that the Landlord shall perform and execute the said Works diligently and with due care and without interfering the carrying on of the Tenant's business, the Landlord shall not be liable to the Tenant for any damage claim costs or expenses, including loss and damage for inconvenience, disturbance, loss of profit or goodwill, interruption of services resulting from the execution of the said Works by the Landlord or the aforesaid change, nor shall the Tenant be entitled to claim any abatement or reduction of rent and licence fee or extension of rent and licence fee free period on account of any noise, vibration, or other disturbance to the Tenant's business at the said premises (save and except those arising from the negligence, intentional misconduct or default of the Landlord, the Management Company, or their respective servants, employees, contractors or agents).

(n) For the purposes of Landlord and Tenant (Consolidation) Ordinance, Chapter 7, Part III and of these presents, the rent and licence fee payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof. All actual legal costs of and incidental to the demand for rent and licence fee distraint or any legal action for the recovery of rent and licence fee and any other sums due hereunder shall be recoverable from the Tenant as a debt upon presentation of reasonable evidence of such costs.

(o) The Tenant hereby expressly declares that he has paid no premium, construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorised by him for the possession of the said premises or for the granting of this tenancy.

(p) Any notice under this Lease shall be in writing and any bills, statements or notice to the Tenant shall be sufficiently served if sent to its registered office by prepaid post or sent to its last known business address in Hong Kong, and any notice to the Landlord shall be sufficiently served if delivered to its registered address by prepaid post or delivered to its last known business address in Hong Kong.

(q) Each party shall bear its own legal costs, but the stamp duty and registration fee of this Lease and its duplicate shall be borne by the parties in equal shares.

7. If the Landlord shall at any time resolve to sell, demolish, re-build or refurbish the Building or any substantial part thereof which include the said premises and Licence Space (which resolution and the intention so to do shall be conclusively evidenced by a copy of a resolution of its board of directors certified by any one of its directors or its secretary to be a true copy), the Landlord shall be entitled to give not less than 12 calendar months' notice in writing to expire at any time to terminate this Agreement, and immediately upon the expiration of such notice this Agreement shall terminate but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements restrictions stipulations or conditions herein contained Provided Always that the Landlord shall not exercise its right prior to the expiration of the [*] year of the said term. "Demolish" and/or "rebuild" for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole of the Building or a substantial part or substantial parts thereof whether or not including any main walls exterior walls or roof of the said premises and whether or not any part thereof is to be re-built or reconstructed in the same or any other manner. "Refurbish" may or may not include demolition of the Building or any substantial part thereof.


8. The Tenant hereby expressly acknowledges that nothing herein contained shall confer on the Tenant any right, interest and privilege to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the said Building or any picture, representation or likeness of the whole or any part of such name/logo of the said Building as a trade name or part of the trade name for the Tenant's business operating in the said premises or in anyway in connection with the operation of the Tenant's business at the said premises save and except the use of the same as the address for the Tenant.

9. This Lease is also subject to the special conditions set out in the Fourth Schedule hereto (if any). All the schedules to this Lease shall form part of this Lease. Should there be any conflicts or inconsistencies between the terms and conditions in the Fourth Schedule hereto and that of in other parts of this Lease, the terms and conditions in the Fourth Schedule shall prevail.

10. This Lease shall be governed by and construed in accordance with the laws of Hong Kong.

11. The reference to "Hong Kong" shall mean the Hong Kong Special Administrative Region and "the Government" shall mean the Government of the Hong Kong Special Administrative Region. All references to monetary amounts herein shall be denominated in Hong Kong Dollars.

12. This Lease has been negotiated and drafted in the English language. It is the intention and agreement of the parties that this Lease, as documented in the English language, accurately and completely states all agreements and understandings of the parties with respect to the subject matter of this Lease. The parties agree that, although translations and summaries of the Lease may have been prepared and used by one or more of the parties from time to time during the preparation and negotiation of the Lease, no translation of this Lease into any other language, no form of this Lease other than the English language form executed by both parties, and no drafts, correspondence or any other writing (whether in English or any other language) shall have any effect or be considered in evaluating any claim or dispute arising under or relating to this Lease. In addition, the parties agree that all notices, amendments, waivers, modifications or other writings required or made pursuant to this Lease shall be in the English language and no such notice, amendments, waivers, modifications or other writing shall be of any effect or be given any consideration if in any language other than English.

13. (a) Each party undertakes to refrain from disclosing (a) the terms of this Lease and/or the terms of the transactions referred to herein or (b) the confidential documents and information exchanged by the parties in anticipation of or furtherance of the actions contemplated in this Lease (hereinafter "Confidential Information") without prior written consent from the other party, except in the following circumstances:

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

          (i) in the event that any Confidential Information is known to the party receiving the same prior to the disclosure thereof by the disclosing party or becomes known to the party receiving such information from a third party not involving any breach of this Lease;
          (ii) in the event that either of the parties is required to disclose the Confidential Information in order to comply with any law, rule, order, administrative or court resolution or arbitration decision;
          (iii) in the event that the Confidential Information is generally known by the public or has been publicly disclosed; or
          (iv)  the parties agree in writing that it be disclosed to specified persons, upon such terms and conditions as the parties may agree and specify;
          (v)   the registration of this Lease at the relevant Land Registry.

     (b) The foregoing obligations regarding Confidential Information shall not prohibit disclosure to (a) directors, employees or advisors and the other representatives of either party whose duties require them to know the Confidential Information (such persons shall be required by the party with whom they are employed or associated to uphold the confidentiality of Confidential Information made available to them) and (b) potential sources of financing, who, in turn, shall be required by the party providing Confidential Information to it to uphold the confidentiality of the Confidential Information made available to it.

     (c) Each party undertakes to refrain from making any public announcement on matters contained in this Lease without prior written notice to and approval thereof by the other party. The parties shall mutually agree upon the content of any such disclosure.

14. To the extent that there is an inconsistency between provisions in this Lease and the Agreement:
          (a)  a specific provision takes precedence over a general provision;
               and
          (b) otherwise, to the extent necessary to resolve the inconsistency, the following order of precedence applies:-
               (i)  the Agreement;
               (ii) this Lease.

15. If any approval or consent is required to be given by a party under or pursuant to this Lease, such approval or consent must not unreasonably be conditioned delayed or withheld by that party.

          It is hereby declared that (if the context permits or requires) the singular number shall include the plural and the masculine gender shall include the feminine and the neuter and vice versa.

          IN WITNESS whereof the parties hereto have executed this Lease the day and year first above written.

                     THE FIRST SCHEDULE ABOVE REFERRED TO


                                    PART IA
                                  THE LANDLORD

Weelek Company Limited, whose registered office is situated at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wan Chai, Hong Kong.


                                    PART IB
                                   THE TENANT

iAsiaWorks (HK) Limited, whose registered office is situated at 31st Floor, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

                                    PART II
                               THE SAID PREMISES

The entire 7th, 8th, 9th, 10th, 11th and 12th Floors of the building to be erected on all that piece or parcel of ground registered in the Urban Land Registry as The Remaining Portion of Chai Wan Inland Lot No.30, to be known as "Mega-iAdvantage" (the "Building"), with an approximate gross floor area of * square feet (which shall be subject to final computation determined by the Landlord's Authorised Person, in accordance with the final building plans of the Building as approved by the Buildings Department, which said floors are referred to as "the said premises") plus part of 6th Floor of the Building with an approximate gross floor area of * square feet (which shall be subject to final computation determined by the Landlord's Authorised Person in accordance with the final building plans of the Building as approved by the Building Department and which portion is referred to as "the Licence Space") for the location of three diesel rotary UPS systems, which said premises and Licence Space are shown as shaded in the attached floor plan for identification only.


                                    PART III
                                 TERM OF LEASE

(i) In respect of 7th, 8th, 9th and 10th Floors of the said premises, for the term of [*] commencing from the [ ] day of [ ] and expiring on the [ ] day of [ ], with [*] options to renew for [*] further terms of [*] years each under the provisions of Special Condition 1 of this Lease and Subject to the Tenant's right for early termination set out in Special Condition 2 of this Lease;.

(ii) In respect of the 11th Floor of the said premises, for the term of [*] and [*] commencing from the expiration of the third month of the term in respect of 7th, 8th, 9th and 10th Floors of the said premises and expiring on the same day as for 7th, 8th, 9th and 10th Floor of the said premises with [*] options to renew for [*] further terms of [*] years each under provisions of Special Condition 1 of this Lease and subject to the Tenant's right for early termination set out in Special Condition 2 of this Lease;

(iii) In respect of the 12th Floor of the said premises for the term of [*] and [*] commencing from the expiration of the sixth month of the term in respect of 7th, 8th, 9th and 10th Floors of the said premises and expiring on the same day as for 7th, 8th, 9th and 10th Floor

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     of the said premises with [*] options to renew for [*] further terms of [*] each under the provisions of Special Condition 1 of this Lease and subject to the Tenant's right for early termination set out in Special Condition 2 of this Lease;

(iv) In respect of the Licence Space, the term of the licence is [*]
     commencing from the [        ] day of [        ] and expiring on the
     [        ] day of [        ], with [*] options to renew for [*] further
     terms of [*] each under the provisions of Special Condition 1 of this Lease and Subject to the Tenant's right for early termination set out in Special Condition 2 of this Lease subject also to sooner termination of this Lease.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                     THE SECOND SCHEDULE ABOVE REFERRED TO


                                     PART I
                              PARTICULARS OF RENT
(a)  The rent for the said premises shall be as follows:-

      Term                   Rental rate
      * Year to *            (i)   monthly rent for the 7th, 8th, 9th and
        Year                       10th Floors of the said premises payable
                                   for the first * months of the said term shall
                                   be * per month; * per square foot of gross
                                   floor area of * square feet)
                             (ii)  monthly rent for the 7th, 8th, 9th,
                                   10th and 11th Floors of the said premises
                                   payable from the * to the * months of
                                   the said term shall be * per month; * per
                                   square foot of gross floor area of *
                                   square feet)
                             (iii) monthly rent for the said premises payable
                                   from the * month of the said term to the
                                   expiration of the * Year shall be * per
                                   month; ( at * per square foot of gross
                                   floor area of * square feet)
       * Year to *           * per month, which shall be *
         Year                of the rate in the * Year of the said term.

       * Year to *           At Open Market Rent as at the commencement of the
         Year                * year, to be determined in accordance with the
                             provisions hereunder, provided that the rent shall not be reduced by more than * or increased by more than * of the rent reserved for the *
                             Year of the said term

(b)  Licence Fee for the Licence Space shall be as follows:-

      * Year to *            at the rate of * per square foot of gross
        Year                 floor area per month of gross floor area of *
                             square feet (i.e.*).

      * Year to *            At the same rate as determined for the Open Market
        Year                 Rent as at the commencement of the * Year, to
                             be determined in accordance with the provisions hereunder, provided that the licence fee shall not be reduced by more than * or increased by more than * of the licence fee reserved for the *
                             Year of the said term

      * Year to *            At the same rate as determined for the Open Market
        Year                 Rent as at the commencement of the * Year, to
                             be determined in accordance with the provisions hereunder, provided that the licence fee shall not be reduced by more


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             than * or increased by more than * of the licence fee reserved for the * Year of the said term

(c) (I) The Open Market Rent shall be agreed between Landlord and the Tenant at least three months before referred to the decision of a single valuer to be appointed jointly by the parties. Failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert, but not an arbitrator whose decision shall be final and binding, provided always that in making its decisions the valuer shall take into account the Cost Formula (the "Cost Formula") agreed between the parties annexed to the Agreement and the provision of facilities by the Landlord in the Schedules in the Agreement and the new rent or licence fee, as the case may be, shall not be increased or reduced by more than 10% of the rent or the licence fee, as the case may be, reserved for the year of the said term immediately preceding the relevant year in which the new rent or licence fee, as the case may be, becomes payable. Prior to the decision of such valuer, the Tenant shall continue to pay monthly, on account of the rent or the licence fee, as the case may be, to be decided, the same rent or licence fee, as the case may be, as payable on the expiration of the year immediately preceding the commencement of the relevant year and adjustment on the rent or licence fee, as the case may be, (if applicable), shall be made upon the market rent or licence fee having been determined as aforesaid, as the case may be. The costs of the valuer shall be borne by the Landlord and the Tenant in equal shares.

    (II) In determining the new rent and licence fee the valuer shall act as an expert and not as an arbitrator and shall determine the open market rent for the said premises and Licence Space at the commencement of the relevant period and in making that determination the valuer shall take into account the rent payable in current, new, comparable transactions in the Building or any comparable buildings for comparable space, for a comparable term, from non-expansion, non-renewal and tenants not connected or associated with the Landlord or a landlord, negotiated at arm's length, in either case giving appropriate consideration (without limitation) to the annual rental rates per square foot of gross floor area and abatement provisions reflecting free rent and/or no rent or other concessions made during the period of fit out or any other period during the lease term, so that the rent determined reflects the same rent and other economic benefits that would otherwise be given to any comparable prospective tenant in a comparable, new transaction and

          (1)   on the following assumptions at that date:
                (i) that the said premises and Licence Space are fit for immediate occupation and use and that no work has been carried out to the said premises and Licence Space during the term which has diminished the rental value of the said premises and that in case the said premises and Licence Space have been destroyed or damaged they have been fully restored;
                (ii) that the said premises and Licence Space are available to let by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the rent reserved) for a term equal to the relevant period;
                (iii) that the covenants in this Lease have been fully performed and observed;

           (2)  but disregarding:
                (i) any effect on rent of the fact that the Tenant has been in occupation of the said premises and Licence Space;
                (ii) any goodwill attached to the said premises and Licence Space by reason of the


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

                Tenant carrying on its business at the said premises and Licence Space;
          (iii) any effect on rental value of the said premises and Licence Space attributable to the existence at the commencement of the relevant period of any improvement to the said premises and Licence Space or any part by the Tenant.

(d) All rent and licence fees are payable monthly in advance on the first day of each calendar month without deduction whatsoever.

(e)  The rent is exclusive of Management Fees.

                                    PART II
                                  THE DEPOSIT

The Rental Deposit shall be equivalent to three months' rent, and licence fee which shall be by way of a bank guarantee in a form and by such bank as the Landlord may reasonably approve and which bank guarantee shall not expire earlier than 30 days after the expiration of the said term.


                                   PART III
                                MANAGEMENT FEES

(i) The monthly Management Fee in respect of the said Premises and Licence Space for * Year to * Year shall be at the rate of * per square foot of gross floor area per month and payable by the Tenant monthly in advance.

(ii) The monthly Management Fee in respect of the said Premises and Licence Space for the * Year to * Year shall be at * per square foot of gross floor area and payable by the Tenant monthly in advance and thereafter subject to review annually which reviewed monthly Management Fee shall not be increased or decreased by more than * of the monthly Management Fee payable immediately prior to such review.

The monthly Management Fee shall include garbage collection from and cleaning of the said premises and the Licence Space (if any).


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                     THE THIRD SCHEDULE ABOVE REFERRED TO

                                    PART I
                    FITTING OUT WORKS TO BE CARRIED OUT BY
                     CONTRACTORS NOMINATED BY THE LANDLORD

1.   Electrical System:
     Any alteration of the main supply and main switch in the switch room.

2.   Air-conditioning System:
     Alteration of the air-conditioning supply header, chilled water tee-offs and fan coil units.

3.   Fire Services System:
     Alteration and addition to the existing main system including sprinkler, hose reel, smoke detector or breakglass.

4.   Building Management System (BMS):
     Alteration and addition to the existing BMS System.


                                    PART II
                        BUILDING RULES AND REGULATIONS

1. Plumbing fixtures and toilet facilities shall be used only for the purpose for which they were constructed. No throwing or sweepings rubbish rags or other alien foreign substances shall be deposited therein. All actual costs for repairing damage resulting from any misuse of the plumbing fixtures shall be borne by the Tenant upon presentation of reasonable evidence of such costs.

2. Unless with written consent of the Landlord or the Management company, no Tenant shall drill into or in any way deface any part of the said premises or the said Building, including the curtain walls, beams structural members of any part of the fabric of the same and of the decorative features of the common areas, stairs, lifts and escalators of the said Building and of the trees, plants and shrubs therein.

3. Unless with prior written consent of the Landlord or the Management Company, which consent will not normally be granted, no flagpoles or aerials shall be erected, and no flags shall be flown from windows or elsewhere in or upon the said Building. The Landlord or the Management Company may at its discretion provide a communal aerial for the use of Tenants of the said Building.

4. Each Tenant must upon the termination of this tenancy restore to the Landlord or the Management Company all keys of offices and toilet rooms used by the Tenant.

5. All removals or the carrying in or out of furniture or bulky matter of any description must take place after office hours and during the hours which the Landlord or the Management Company may designate from time to time. The Landlord reserves the right to exclude goods from the said Building which violate any of these Rules and Regulations of this tenancy, of which these Rules and Regulations are a part.

6. No Tenant nor any of the Tenant's servants, employees, agents, visitors or licensees shall bring into any passenger lift in the said Building any goods, effects, chattels, luggage, bulky parcels, food trays, tiffin carriers or other space-occupying items, and the Tenant shall ensure that such items are restricted to the designated cargo lift.

7. No Tenant shall do or permit to be done in the said premises or any part thereof any act which shall or might subject the Landlord to any liability or responsibility for injury to any person or to property.

8. Windows shall remain closed and locked save in emergencies such as fire or breakdown of the air-conditioning system, and to the reasonable extent necessary to enable the Tenant to clean the same.

9. Canvassing and peddling in the said Building is prohibited and each Tenant must co-operate to prevent the same.

10. Save with the prior written consent of the Landlord or the Management Company, which consent will not normally be granted, no cooking or preparation of food shall be permitted by any Tenant in the said premises.

11. No Tenant shall permit any unusual or objectionable odours to be produced upon or permeated from the said premises or cause or permit any noise which is or may be a nuisance or annoyance to the occupants of other portions of the said Building.

12. The Tenant shall not install in the said premises any partitioning or sub-partitioning system other than that supplied or approved by the Landlord.

13.  No animals or pets shall be kept in the said premises.

14. No other cleaning contractors for the internal cleaning of the said premises shall be employed by the Tenant without the Landlord's or Management Company's prior consent.

15. The Tenant shall not install its own security systems within at the entrance of the said premises without the prior written approval of the Landlord or the Management Company such installation should be compatible with the security system to the Building.

16. The Tenant shall install independent meters for utilities other than normal facilities provided by the Landlord and shall not install any equipment, apparatus or machinery which consumes electricity not metered through the Tenant's separate meter.

17. The Tenant shall inform the Management Company prior to the commencement, of any approved works in the said premises and in carrying out such works the Tenant shall cause its servants, contractors and agents to co-operate fully with the Landlord or his agents or with other Tenants in the said Building. The Tenant, its agents, servants and contractors shall obey and comply with all reasonable instructions and directions which may be given by the Landlord or his agents or representative in connection with the carrying out of such work.

18. The Tenant shall not lay or use any floor covering or do any thing which may damage or penetrate the existing flooring or screed or slabs.

19. The Tenant shall not block up, darken, destroy or obscure any window or lights belonging to the said premises without having obtained prior written consent of the Landlord, which consent may be given subject to other reasonable conditions as the Landlord may in its absolute discretion consider fit to impose.

20. The Tenant shall not load or permit or suffer to be loaded into any service lift or passenger lift in the Building a weight greater than lift is designed or permitted to carry.

21. The Tenant shall not burn or permit to be burnt incense in the said premises or in any part of the said Building.

22. The Tenant shall be responsible for the removal of debris left by the Tenant's contractors as a result of the fitting out and decoration works to the said premises.

23. The Tenant shall not install additional locks bolts or other fittings to the entrance doors of the said premises or in any way to cut or alter the same without first having obtained the written licence or consent from the Landlord.

24. The Tenant shall use all toilets on the same floor of the said Building in a sanitary and tenantable manner in common with other tenants.

25. Save and except the Tenant's staff and contractors properly registered with the Management Company for necessary night shift work, access to the Building after normal business hour may be restricted.

26. The Tenant shall give notice to the Landlord or the Management Company of any damage that may be suffered to the said premises and of any accident to or defects found by the Tenant in the water pipes, gas pipes, fire services, electrical wiring, air-conditioning equipment or fittings fixtures or other facilities provided by the Landlord.

27. The Tenant shall not install any air-conditioning machinery in the said premises (either in the windows or elsewhere) without the prior written consent of the Landlord.

28. The Tenant shall lock up the said premises properly at all times after office hours.

29. Wet Pantry is not allowed in the said premises save and except prior written approval has been obtained from the Landlord or the management body of the said Building.

                                   PART III
                      LANDLORD'S RIGHTS AND RESERVATIONS

     The Landlord hereby expressly reserve and except unto itself exclusively the following rights:

1. The right of free and uninterrupted passage of services plus the right to enter the said premises for repair and replacement upon prior appointment.

2. The right upon prior appointment to enter the said premises for access to and egress from any machine room under the control of the Landlord on any of the floor of the Building on which any part of the said premises is situated.

3. The right upon giving reasonable notice to the Tenant (except in case of emergency) to suspend the air-conditioning, lifts, escalators, power supply or other building services for repair or replacement, provided that Landlord shall use best efforts to ensure that any such suspension of building services shall be done in a manner to minimize any impact on Tenant's business activities.

4. The right to hold or permit or allow any company or organization to hold functions or exhibitions of any nature or display any merchandise in any part of the common areas of the said Building, provided that the Tenant's free access to the said premises shall not be unduly affected.

5. The right of free and uninterrupted passage, egress from and ingress to the common services of the said Building in or under above or through the said premises. In particular, but without affecting the generality of the aforesaid, the Landlord shall have the exclusive right upon prior appointment to install, affix, erect or permit to be installed, affixed or erected any aerial transmitter or other telecommunication cable wiring or equipment on or above the false ceiling or otherwise over or under the said premises and the Tenant shall permit the Landlord or its authorised agent or contractor to enter the said premises to install, affix, erect, maintain or repair such aerial transmitter cable wiring or equipment at all reasonable times upon prior appointment, and shall not remove, alter or otherwise cause damage to such aerial transmitter cable wiring or equipment at the said premises, and shall indemnify the Landlord against all claims, demands, actions, proceedings, loss, damages, costs and expenses arising from the breach of this provision by the Tenant provided that the Landlord shall use its best endeavours to cause as little interference to the Tenant's business at the said premises as is practicable and conclude all necessary works expeditiously and with all due diligence and make good all defects, damage and want of repair caused by the acts of the Landlord at the Landlord's own expense.

6. The rights, exceptions, reservations, privileges, liberties and entitlements are excepted and reserved to the Landlord in the Deed of Mutual Covenant (including any Sub-Deed of Mutual Covenant) relating to or affecting the said Building.

                     THE FOURTH SCHEDULE ABOVE REFERRED TO

                              SPECIAL CONDITIONS

1.   Option
     ------

     (a) If there shall not at the expiration of the said term be any material and subsisting breach by the Tenant of any of the terms or conditions of the Lease (beyond expiration of applicable cure and notice periods) the Tenant shall have an option to renew the Lease for a further term of * such option to be exercised by the Tenant by giving to the Landlord at least six calendar months' previous notice in writing prior to the end of the said term and the Landlord shall grant to the Tenant a lease for a further term of * ("the First Renewal Term") at Open Market Rent as determined under Clause (c) of Part I of the Second Schedule but without limit on the extent of increase or decrease, subject in all other respects to the same stipulations as are contained in the Lease, save and except provision of any rent free period (if any), provision for early termination, and this Clause (a) and Clause (c) for renewal. The Tenant shall on the renewal of this Lease pay to the Landlord an additional sum to make up the deposit so as to be equivalent to 3 months' rent and licence fees payable during the First Renewal Term by procuring issuance of a replacement bank guarantee in favour of the Landlord issued by a licenced bank in Hong Kong and in a form reasonably approved by the Landlord. If the Tenant shall fail to serve the notice to renew as aforesaid this Lease shall terminate and the Tenant shall deliver up vacant possession of the said premises and Licence Space to the Landlord in accordance with the provisions of this Lease at the expiration of the said term.

     (b) If there shall not at the expiration of the First Renewal Term hereby granted be any material and subsisting breach by the Tenant of any of the terms or conditions of this Lease (beyond expiration of applicable cure and notice periods) the Tenant shall have an option to renew this Lease for a further term of * such option to be exercised by the Tenant by giving to the Landlord at least six calendar months' previous notice in writing prior to the end of the First Renewal Term and the Landlord shall grant to the Tenant a lease for a further term of * ("the Second Renewal Term") at Open Market Rent as determined under Clause (c) of Part I of the Second Schedule but without limit on the extent of increase or decrease subject in all other respects to the same stipulations as are contained in this Lease, save and except any provision for rent free period (if any), provision for early termination and this Clause (b) and Clause (c) for renewal. The Tenant shall on renewal pay to the Landlord an additional sum to make up the deposit so as to be equivalent to 3 months' rent and licence fees payable during the Second Renewal Term by procuring the issuance of a replacement bank guarantee in favour of the Landlord by a licenced bank in Hong Kong in a form reasonably approved by the Landlord. If the Tenant shall fail to serve the notice to renew as aforesaid the lease shall terminate and the Tenant shall deliver up vacant possession of the said premises and Licence Space to the Landlord in accordance with the provisions of the lease at the expiration of the First Renewal Term.


2.   Early Termination
     -----------------

     The Tenant shall have the right to terminate this Lease by serving not less than six months' prior written notice on the Landlord (Provided that nothing herein contained shall permit the Tenant to terminate this Lease by notice expiring earlier than the last day of the first * years of the said term), subject to the Tenant compensating the Landlord with a sum equivalent to the construction costs of the said premises (as set out in the Costs Formula)


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

     amortized over the said term for the residue of the unexpired term as follows:


          Compensation equals:

          * multiplied by the total gross floor area of the said premises multiplied by (* months less the length of term expired upon termination) then divided by * months

     Such compensation shall be subject to reduction to such extent that the Landlord may recover from any subsequent tenant of the said premises and such reduction shall be agreed between the parties failing which to be determined by a single valuer to be appointed jointly by the parties. Failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert, but not an arbitrator whose decision shall be final and binding on the parties. The costs of such valuer shall be borne by the Tenant.

3.   Sub-letting rights
     ------------------

     Notwithstanding anything to the contrary in clause 4(v) of this Lease, the Tenant is allowed to (a) sublet or share occupation of the said premises with its subsidiary companies or its affiliate and associated companies, each of which affiliate or associated companies the Tenant holds not less than 30% of its shareholdings, subject to the Landlord's prior written approval on the terms and conditions of such subletting which approval shall not be unreasonably withheld provided always that such sub-tenants shall be restricted to carry out business relating to telecommunication and internet services and in compliance with the permitted uses of the Building. The gross profit rent, if any, derived from any permitted subletting shall be shared between the Landlord and the Tenant in equal shares. All shortfalls on rent, if any, arising from such subletting shall be the responsibility of the Tenant; and (b) assign this Lease that may be required in the course of a merger, acquisition or sale of the Tenant's assets, without the need for the Landlord's prior written approval, Provided Always That such assignment shall be effected to assign all the Tenant's rights and liabilities to a company of equal or better credibility and financial state carrying out the business relating to telecommunication and/or internet services and that such assignment shall be made in the Landlord's form reasonably acceptable to the Tenant and at the Tenant's or assignee's sole costs,

4.   Electricity
     -----------

     The Tenant will reimburse the Landlord on a monthly basis all electricity charges incurred according to a separate meter reading at such rate as shall be in line with the market rates.

5.   Parking
     -------

     Subject to availability, the Tenant shall be entitled to subscribe for 4 car-parking spaces on licence basis at the prevailing car parking charges. For reserved allocated and floating car-parking space, the current charge is * per month per space the Landlord will endeavour to provide the Tenant with those car parking spaces that are closest to the loading/unloading area and industrial lift. Such licences shall be automatically revoked upon expiration or earlier termination of this Lease.

     For the avoidance of doubt, in the event that the Tenant exercises its option to renew in accordance with the provisions of this Lease, the charges for the car parking spaces shall be subject to revision at non-discriminatory prevailing rates at the commencement of the relevant renewal terms.


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.   Signage
     -------

     One external signage and one sign on the lobby on the Ground Floor of the Building and one sign in the passenger lift car which size and detailed design shall be subject to the prior approval of the Landlord, will be provided at the cost of the Tenant subject to a licence fee of HK$3,000.00 per month for each sign during the said term, such licence shall be automatically revoked upon the expiration or earlier termination of the Lease.

     For the avoidance of doubt, in the event that the Tenant exercise its option to renew in accordance with the provisions of this Lease, the charges for the aforesaid signages shall be subject to revision at then non-discriminatory prevailing rates at the commencement of the relevant renewal terms.

     The Tenant shall remove the said signages at the expiration or sooner termination of this Lease, and repair all damage caused by such removal at the Tenant's own cost, failing which the Landlord shall be entitled to remove the same at the cost of the Tenant, which cost shall be recoverable as a debt.

7. This Lease is incidental to the Agreement, valid termination of the Agreement shall automatically terminate this Lease.

SEALED with the Common Seal              )
                                         )
of the Landlord and SIGNED by            )
                                         )
                                         )
                                         )
                                         )
for and on behalf of the Landlord whose  )
                                         )
signature(s) is/are verified by:-        )



SEALED with the Common Seal of           )
                                         )
the Tenant and SIGNED by                 )
                                         )
                                         )
                                         )
for and on behalf of the Tenant in the   )
                                         )
presence of:-                            )

                            Dated 10th June 2000



                             iADVANTAGE LIMITED


                                     and


                           iASIAWORKS (HK) LIMITED


                                     and


                           WEELEK COMPANY LIMITED

                    _____________________________________


                                  AGREEMENT


                    _____________________________________




        Squire, Sanders & Dempsey
    Rooms 1101-2 St. George's Building                 WOO, KWAN, LEE & LO,
            2 Ice House Street                           Solicitors & c.,
            Central, Hong Kong                      26th Floor Jardine House,
                                                         Central, Hong Kong

                               TABLE OF CONTENTS
                               -----------------

 1.  Definitions and Interpretation                      3
 2.  Scope of Agreement                                  8
 3.  Conditions Precedent                                8
 4.  Commencement Date                                   9
 5.  Obligations and Representations of iAdvantage      10
 6   Obligations of iAsiaWorks                          12
 7   Obligations and Representations of the Landlord    14
 8   Mutual Representations and Warranties              15
 9   Testing                                            16
10   Substantial Completion and Final Acceptance        16
11.  Assignment and Subcontracts                        17
12.  Continuing Obligations                             18
13.  Confidentiality                                    18
14.  Dispute Resolution                                 20
15.  Entire Agreement                                   22
16.  Force Majeure                                      22
17.  Further Assurances                                 24
18.  Governing Law                                      24
19.  Inconsistency                                      24
20   Nominated Contractor                               25
21.  Limitation of Liability                            25
22.  Non-Solicitation                                   26
23   Notices                                            26
24.  Severability                                       27
25.  Termination                                        27
26.  Time of the Essence                                27
27.  Variations                                         27
28.  Deposit                                            28
29.  Phased Handover                                    30
30.  Waiver                                             31
31.  English Language                                   31

SCHEDULE 1     Cost Formula
SCHEDULE 2     Documents
SCHEDULE 3     Lease
SCHEDULE 4     Maintenance
SCHEDULE 5     Specifications
SCHEDULE 6     System
SCHEDULE 7     Training Services
SCHEDULE 8     Sample Main Contract
SCHEDULE 9     Testing Procedures
SCHEDULE 10    Maintenance Fee

THIS AGREEMENT IS MADE THE 10TH DAY OF JUNE 2000 ("Execution Date").

BETWEEN

iAdvantage Limited whose registered office is situated at 36/F Standard Chartered Tower, Millennium City, 388 Kwun Tong Road, Kwun Tong, Hong Kong Special Administrative Region ("iAdvantage");

AND

iAsiaWorks (HK) Limited whose registered office is situated at 27th Floor, Hongkong Telecom Tower, 979 King's Road, Quarry Bay,, Hong Kong Special Administrative Region ("iAsiaWorks");

AND

Weelek Company Limited whose registered office is situated at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wan Chai, Hong Kong Special Administrative Region ("Landlord").

RECITALS

(1) iAdvantage is an affiliated company of the Landlord, and is responsible for the fitting out of the Building and the provision of all essential facilities thereto.

(2) iAdvantage has, with the full consent and approval of the Landlord, agreed to perform the Services in order that iAsiaWorks may conduct the Activities.

(3) Upon all of the Conditions Precedent having been totally fulfilled or waived, iAsiaWorks will be obliged to enter into the Lease with the Landlord.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     Unless the context otherwise requires, in this Agreement and the Recitals:

     "Activities" means the unrestricted commercial utilization of the System in the Premises, as more particularly defined in clause 4(r) of the Lease;

     "Agreement" means this document, any Variation and any Schedule;

[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Anton Pillar Agreement" means the agreement to be entered into between Anton Pillar (HK) Limited and iAsiaWorks for the purchase by iAsiaWorks and delivery to the Premises by Anton Pillar (HK) Limited of three diesel rotary UPS systems, more particularly described in the Specifications;

     "Authorised Person" has the same meaning as defined in the Buildings Ordinance (Cap.123 of the Laws of Hong Kong);

     "Building" means the building to be erected by the Landlord on the Land;

     "Business Day" means a day that is not a Sunday or any other day that is a public or bank holiday in the Hong Kong Special Administrative Region;

     "Commencement Date" has the meaning attributable to it in clause 4;

     "Conditions Precedent" means the conditions precedent set out in clause
     3.1;

     "Confidential Information" means any information (whether in the form of audio, data, text, images or a combination thereof) that one party (a) has disclosed to another party pursuant to the Letter of Intent; (b) may disclose to another party (whether in writing or orally) pursuant to this Agreement; (c) the Letter of Intent; (d) this Agreement; and (e) the Lease;

     "Cost Formula" means the formula described in Schedule 1, that has been and will be used by the parties as the basis for calculating the Maintenance Fee and the Rent;

     "Construction Services" means the services more particularly described in
     Schedule 5, to be performed by iAdvantage for iAsiaWorks in respect of and concerning the fitting out of the Premises, including Installation and Testing;

     "Deed of Mutual Covenant" has the same meaning as in the Lease;

     "Documents" means the documents related to the Systems and such other documents (whether in soft copy or hard copy form), as listed in Schedule 2;

     "First Maintenance Fee Deposit" means the sum of *, in the form of cheque or telegraphic transfer or a bank guarantee approved by iAdvantage and issued by a licenced bank in Hong Kong as security for the due observance by iAsiaWorks of its obligations under this Agreement;

     "First Rental Deposit" means the sum of *, in the form of cheque or telegraphic transfer or a bank guarantee approved by the Landlord and issued by a licenced bank in Hong Kong as security for the due observance by iAsiaWorks of its obligations under this Agreement;

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Final Acceptance" has the meaning attributed to it in clause 10.4;

     "Force Majeure Event" has the meaning attributed to it in clause 16.3;

     "Government Grant" means the government lease of the Land and any subsequent variations or modifications thereof (if any);

     "Hardware" means the equipment described in Part 1 of Schedule 6;

     "Implementation Schedule" means a schedule setting out the dates by which Construction Services must be performed in accordance with the Specifications, or as may be modified pursuant to clause 5.6;

     "Installation" means installation of the Systems (including connection to all power supplies) in accordance with manufacturers' and/or suppliers' recommendations and the Specifications;

     "Insurance" means (a) such insurance as may be required to be obtained and maintained pursuant to law; and (b) such insurance coverage for Third Party Liabilities as defined under the Contractor All Risk Policy in respect of the Building to cover iAsiaWorks, its Representative (as defined in clause 8.1) and Nominated Contractors (as defined in clause 20.1) as sub-contractors thereunder;

     "Land" means The Remaining Portion of Chai Wan Inland Lot No. 30;

     "Lease" means the lease in respect of the Premises attached as Schedule 3;

     "Letter of Intent" means the letter of intent entered into between iAsiaWorks and iAdvantage dated 20 March, 2000;

     "Maintenance Fee" means the maintenance fee payable by iAsiaWorks to iAdvantage for the provision of the Maintenance Services more particularly set out in Schedule 10;

     "Maintenance Services" means the services to be performed by iAdvantage for iAsiaWorks, the particulars, specific terms and conditions of which are described in Schedule 4;

     "Management Agreement" has the same meaning as in the Lease;

     "Management Fee" has the same meaning as in the Lease;

     "Memorandum" means a memorandum in respect of and concerning the agreement to enter the Lease as referred to in this Agreement;

     "Occupation Permit" means the occupation permit, whether temporary or permanent, in respect of the Premises or the Building;

     "Premises" means the said premises described in the Lease with gross floor area of approximately * square feet subject to final computation in accordance with the final building plans of the Building as determined by the Landlord's Authorised Person and approved by the Buildings Department, which shall be final save and except for manifest error or fraud;

     "Rent" means the rent and licence fee specified in the Lease;

     "Schedule" means any document attached to this Agreement, identified as a schedule and initialed by the parties;

     "Second Maintenance Fee Deposit" means the sum representing three months Maintenance Fees, in the form of a cheque or telegraphic transfer or a bank guarantee approved by iAdvantage and issued by a licenced bank in Hong Kong as security for the due observance by iAsiaWorks of its obligations under this Agreement;

     "Second Rental Deposit" means the sum representing three months Rent, in the form of a cheque or telegraphic transfer or a bank guarantee approved by the Landlord and issued by a licenced bank in Hong Kong as security for the due observance by iAsiaWorks of its obligations under the Lease;

     "Services" means the Construction Services, the Maintenance Services and the Training Services inclusive of such activities and obligations that may be ancillary or incidental to the performance of such services;

     "Software" means software including: (a) programs in machine-executable code or firmware that are to be licenced to iAsiaWorks, (b) software residing in equipment memories, tapes, disks or other media, (c) software that provides basic logic operating instructions and user-related application instructions and (d) Documents provided by suppliers of equipment associated with the operation of, or warranties provided for, relevant Systems more particularly described in Part 2 of Schedule 6;

     "Specifications" means: (a) the specifications of the Systems listed, and the design drawings contained, in Schedule 5 and (b) compliance with all applicable laws and regulations;

     "Sub-Deed of Mutual Covenant" has the same meaning as in the Lease;

     "Substantial Completion" has the meaning attributed to it in clause 10.1;

     "Systems" means the Hardware and the Software as configured in Schedule 6;

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Testing" means the testing of the Systems in accordance with Schedule 9;

     "Training Services" means the services, the particulars, specific terms and conditions of which are described in Schedule 7 to be performed by iAdvantage for iAsiaWorks in respect of and concerning the Systems;

     "Trouble Free Operation" means 99.999% availability of the Systems over each calendar year during the term of this Agreement with 2N redundancy of all Systems, save and except decrease of availability or unavailability due to (i) inherent defect in the design of any part of the Systems or (ii) the occurrence of a Force Majeure Event, or (iii) misuse of the Systems by iAsiaWorks, its employees servants agents contractors or customers, or (iv) regular preventive maintenance works on the Systems as agreed in writing by iAsiaWorks and iAdvantage from time to time;

     "Variation" means a variation of this Agreement, made in accordance with clause 27.

1.2  Interpretation

     In this Agreement, reference to:

     (a)  one gender includes the other genders;

     (b)  the singular includes the plural and the plural includes the singular;

     (c) a person includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships; and

     (d) a statute, regulation or provision of a statute or regulation ("Statutory Provision") includes:

          (i) that Statutory Provision as amended or re-enacted from time to time; and

          (ii) a statute, regulation or provision enacted in replacement of that Statutory Provision.

1.3 All monetary amounts are in the currency of the Hong Kong Special Administrative Region (i.e. Hong Kong Dollars) unless otherwise stated.

1.4  "Including" and similar expressions are not words of limitation.

1.5 Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

1.6 Headings are for convenience only and do not affect the interpretation, or form part, of this Agreement.

1.7 If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.

1.8 If any approval or consent is required to be given or obtained under or pursuant to this Agreement, such approval or consent must not be unreasonably conditioned, delayed or withheld.

1.9 All references to days and months mean calendar days and calendar months unless otherwise specified.

2.   SCOPE OF AGREEMENT

2.1 iAdvantage will commence performance of the Construction Services upon iAsiaWorks executing this Agreement and paying to iAdvantage the First Maintenance Fee Deposit.

2.2 iAsiaWorks shall execute the Lease within seven days of the Conditions Precedent having been totally fulfilled or waived.

2.3 The Landlord will be obliged to grant the Lease upon execution of the Lease by iAsiaWorks and payment of the Second Rental Deposit by iAsiaWorks.

2.4 iAdvantage will be obliged to commence performance of the Maintenance Services and the Training Services upon the Commencement Date or upon Substantial Completion, which ever event is earlier.

3.   CONDITIONS PRECEDENT

3.1 The obligations of iAsiaWorks under this Agreement are subject to the satisfaction of the following conditions precedent being fulfilled or waived by no later than 14 February 2001 or such later date due to delay caused by a Variation or Force Majeure Event or dispute resolution proceedings validly initiated pursuant to clause 14:

     (a)  iAdvantage achieving Substantial Completion;

     (b) the Landlord being in a position to deliver vacant possession of 7th 8th, 9th and 10th Floors and grant a licence to use part of the 6th Floor of the Premises as provided for in the Lease, to iAsiaWorks;

     (c) there being no breach of the representations or warranties by iAdvantage under clauses 5.15(a), 5.15(d), 8.4 and/or 8.5 and by the Landlord under clauses 7.3, 8.4 and/or 8.5 respectively as at Substantial Completion, subject always to the proviso of clause 5.15(a); and


     (d) iAdvantage and/or the Landlord not having received notice from the Government of the Hong Kong, SAR that the Government will not permit the use of the Premises in accordance with the Lease.

3.2 Each party shall at its own cost do everything reasonably necessary on its part to procure satisfaction of the conditions precedent as quickly as possible, but in any event no later than the required time.

3.3 iAsiaWorks may waive any of the Conditions Precedents, in whole or in part, by giving notice to the other parties.

3.4 If any condition precedent is not satisfied or waived within the time specified in clause 3.1, iAsiaWorks may give iAdvantage or the Landlord, as the case may be, written notice requiring such party to satisfy the condition precedent within 45 days of such party's receipt of such notice and if such party shall fail to satisfy such condition precedent by the expiration of the said 45 days, iAsiaWorks may terminate this Agreement at any time thereafter by giving notice in writing to the other parties. If iAsiaWorks terminates this Agreement under this clause then, subject to clauses 3.5 and 3.6, this Agreement has no further force or effect.

3.5  Termination by iAsiaWorks pursuant to clause 3.4 does not:

     (a) affect rights or obligations arising from past failure to perform obligations under this Agreement; or

     (b)  create any liability.

3.6 On termination of this Agreement due to (a) a Force Majeure Event or (b) the default of iAdvantage or the Landlord, the recipient of any deposit, guarantee or other payment made by iAsiaWorks pursuant to this Agreement, shall unconditionally and immediately refund or return it (as the case may require).

4.   COMMENCEMENT DATE

     The Commencement Date referred to in this Agreement shall be the date that all of the following requirements have been satisfied:

     (a)  the Conditions Precedent having been totally fulfilled or waived; and

     (b)  the execution of the Lease by iAsiaWorks; and

     (c) the granting of the Lease by the Landlord by delivering vacant possession of the 7th, 8th, 9th and 10th Floors and a licence to use part of the 6th Floor of the Premises, to iAsiaWorks.

5.   OBLIGATIONS AND REPRESENTATIONS OF iADVANTAGE

     iAdvantage:

5.1 shall commence performance of the Construction Services upon the Execution Date and the payment by iAsiaWorks of the First Maintenance Fee Deposit;

5.2 shall immediately return to iAsiaWorks the deposit paid under the Letter of Intent upon iAsiaWorks' payment of the First Maintenance Deposit and the First Rental Deposit;

5.3 shall, upon iAsiaWorks paying the Second Maintenance Fee Deposit to iAdvantage and the Second Rental Deposit to the Landlord, immediately release and waive, irrevocably and unconditionally, any claims it may otherwise have to the First Deposit;

5.4 shall commence performance of the Maintenance Services and the Training Services upon the Commencement Date or upon Substantial Completion, whichever event is earlier, for the term of the Lease;

5.5 shall use its best efforts, but not be obliged, to achieve Substantial Completion on or before 31 December, 2000. Should (a) iAdvantage fail to achieve Substantial Completion on or before 14 February, 2001 for any reason other than delays caused by a Variation or a Force Majeure Event or dispute resolution proceedings validly initiated pursuant to clause 14, iAdvantage shall pay to iAsiaWorks as liquidated damages, the sum of [*] each day thereafter until iAdvantage achieves Substantial Completion. The liquidated damages payable by iAdvantage to iAsiaWorks pursuant to this clause will not in any event exceed [*], and will be full and final settlement for all claims that iAsiaWorks may have or make in respect of or concerning iAdvantage's delay in achieving Substantial Completion ("Specified Delay"). iAdvantage hereby acknowledges and agrees that the liquidated damages it may be required to pay to iAsiaWorks pursuant to this clause is a fair and reasonable pre-estimate of damages that iAsiaWorks would suffer in the event of the Specified Delay and irrevocably waives any rights it may have to argue, claim and/or plead that the liquidated damages that may be payable under this clause constitute a penalty or are otherwise unenforceable for any reason whatsoever;

5.6 shall comply with the Implementation Schedule. iAdvantage shall not refuse any reasonable request made by iAsiaWorks to modify the Implementation Schedule.

5.7 shall either purchase the Insurance, or procure the Insurance to be purchased by an appropriate person, prior to commencement of the Services and maintain, or


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     procure, such Insurance to be maintained until Substantial Completion.

5.8 shall bear its own costs and charges of complying with its obligations under this Agreement;

5.9 shall obtain and maintain all necessary approvals, licences and permissions that it may require from time to time to perform the Services;

5.10 shall diligently perform the Services in accordance with this Agreement. Should it be determined pursuant to the dispute resolution procedures contained in clause 14 that iAdvantage fails to diligently perform the Maintenance Services or the Training Services, iAsiaWorks will be entitled to deduct from the Maintenance Fee for the period when, as determined through the dispute resolution procedures, the Maintenance Services or the Training Services are not diligently performed, such amount to be equivalent to the product of (i) [*] and multiplied by (ii) the total amount of square footage occupied by iAsiaWorks, pursuant to this Agreement per month (or part thereof), during the period when the Maintenance Services or the Training Services are not diligently performed. In the event that the entitled deduction cannot for any reason be made from the Maintenance Fee, the amount shall be payable by iAdvantage as liquidated damages. iAdvantage and Landlord hereby acknowledge and agree that such an arrangement is a fair and reasonable pre-estimate of damages that iAsiaWorks would suffer in the event of such failure to diligently perform the Maintenance Services or the Training Services and irrevocably waive any rights they may have to argue, claim and/or plead that such discount constitutes a penalty or is otherwise unenforceable for any reason whatsoever;

5.11 shall co-operate, and procure the co-operation of its agents, contractors, sub-contractors, and the Landlord and its agents, with the reasonable requests of the agents, contractors and sub-contractors of iAsiaWorks;

5.12 shall provide such information that iAsiaWorks may reasonably request from time to time for the purposes of ensuring the timely performance of iAdvantage's obligations under this Agreement;

5.13 shall promptly notify iAsiaWorks of any defects in Systems or Software that may come to its attention or the attention of its agents, contractors and/or sub-contractors, in the course of performing the Services;

5.14 shall accept the assignment of the Anton Pillar Agreement from iAsiaWorks within fourteen days of the Execution Date;

5.15 represents and warrants:

     (a) that it possesses all the rights, approvals, licenses and permissions necessary to perform the Services upon the Premises and will maintain

[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          such rights, approvals, licenses and permissions for the duration of the term of this Agreement and the Lease provided that such representation and warranties do not include any representation or warranty in relation to the rights, approval, licence or permission in respect of iAsiaWorks' use of the Premises under the Lease for its Activities;

     (b) that each of the persons performing the Services, whether employees of iAdvantage, its agents, contractors or sub-contractors will be suitably qualified and experienced to perform such Services, will do so diligently and will use all the care, skill and responsibility reasonably expected from a qualified and experienced provider of comparable services in Hong Kong;

     (c) the System will, be constructed, function and perform in accordance with corresponding Specifications; and

     (d) the performance of its obligations under this Agreement will not infringe the intellectual property rights of any third party.

6    OBLIGATIONS OF iASIAWORKS

     iAsiaWorks:

6.1  shall pay to iAdvantage:

     (a) the First Maintenance Fee Deposit within 7 days after the Execution Date; and

     (b) the Second Maintenance Fee Deposit and one month's Maintenance Fee in advance within 7 days of the Conditions Precedent having been totally fulfilled or waived;

6.2  shall pay to the Landlord :

     (a) the First Rental Deposit and one half share of stamp duty concerning this Agreement, within 7 days after the Execution Date; and

     (b) the Second Rental Deposit, one month's Rent in advance and a one half share of stamp duty and registration fee concerning the Lease within seven days of the Conditions Precedent having been totally fulfilled or waived.

6.3 shall execute the Lease within seven days of the Conditions Precedent having been totally fulfilled or waived.

6.4 shall appoint an agent, the particulars of which must be notified to iAdvantage (on its own behalf and as agent for the Landlord), to act on behalf of iAsiaWorks for the sole purposes of liaising with iAdvantage in respect of and concerning the performance of the Services, Testing, Substantial Completion and Final Acceptance (as that term is defined in clause 10.4).

6.5 shall not undertake any structural, electrical or mechanical works of a material nature, without first obtaining the written approval of iAdvantage. In the event iAsiaWorks desires to undertake such works it shall provide to iAdvantage reasonably detailed drawings and specifications concerning the works that it desires to undertake, together with schematic sketches indicating intent as to design and layout. Any approval that iAdvantage may notify under this clause will not constitute a representation that the iAsiaWorks plans comply with applicable laws and regulations from time to time in force under the laws of Hong Kong and will not release iAsiaWorks from any obligation to ensure and maintain such compliance. iAsiaWorks will be responsible for obtaining and maintaining all necessary government approvals and consents prior to the commencement of such works.

6.6 (a) shall not, prior to the Commencement Date, do or, in respect of such persons as it may control, permit anything that would constitute a breach of the Government Grant, the Deed of Mutual Covenant, Management Agreement and Sub-Deed of Mutual Covenant, if any, in respect of the Building ("Title Documents") and (b) will indemnify the Landlord against any breach of this sub- clause 6.6(a).

6.7 shall bear its own costs and charges of complying with its obligations under this Agreement.

6.8 shall co-operate, and procure the co-operation of its agents, contractors and sub-contractors, with the reasonable requests of the agents, contractors and sub-contractors of iAdvantage.

6.9 shall promptly provide such information that iAdvantage may reasonably request from time to time for the purposes of ensuring the timely performance of the Services.

6.10 shall promptly notify iAdvantage of any defects in the Systems that may come to its attention or the attention of its agents, employees or customers.

6.11 shall, except as otherwise provided for in this Agreement, pay to iAdvantage the Maintenance Fee set out in Schedule 10 on the first day of each and every calendar month without any deduction whatsoever (whether legal or equitable) from the 7th day of the Conditions Precedent having been totally fulfilled or waived until the expiration of the term or renewed term of the Lease.

6.12 shall enter into the Anton Pillar Agreement containing the terms of the main contract by iAdvantage has entered into with its main contractor, the sample of which is set out in Schedule 8, and assign its rights and benefits under the Anton

     Pillar Agreement within two weeks from the Execution Date.

7.   OBLIGATIONS AND REPRESENTATIONS OF THE LANDLORD

The Landlord:

7.1 must, subject to iAsiaWorks complying with its obligations hereunder, grant the Lease to iAsiaWorks on the 7th day of the Conditions Precedent having been totally fulfilled or waived.

7.2 shall bear its own costs and charges of complying with its obligations under this Agreement and a half share of the stamp duty chargeable to this Agreement and the Lease.

7.3  shall not unreasonably condition delay or refuse to execute the Memorandum.

7.4  represents and warrants:

     (a) that iAdvantage is acting as its authorised agent ("Agent") in respect of and concerning the matters dealt with under clauses 3.3, 6.2 (in respect of payments by cheque or telegraphic transfer), 6.4, 6.5, 7.5,
          14.11 and 27.2;

     (b) that it will not revoke the Agent's authority without nominating a replacement and notifying iAsiaWorks;

     (c) that it is, or will be as of the Commencement Date, the registered owner of the Premises.

7.5 No warranty or representation is given whether the Premises or the Building may be occupied for the purpose for which iAsiaWorks proposes to use the same under the Lease. In the event that there shall be any legally valid objection from the Government of Hong Kong SAR in respect of iAsiaWorks' use of the Premises for the Activities, the Landlord shall be responsible at the Landlord's own costs for (a) obtaining such approval, consent waiver or modification as may be required to allow the Premises to be used for the Activities including the payment of all costs and expenses incurred including any premium, administrative fee, consent fee, approval fee, waiver fee, premium or penalty and (b) keeping iAsiaWorks informed of such events. In the event all reasonable efforts having been made by the Landlord the Government shall maintain its objection to iAsiaWorks' use of the Premises for the Activities, iAsiaWorks may terminate this Agreement and the Lease at any time thereafter by giving notice in writing to the other parties whereupon this Agreement and the Lease shall terminate and be of no further force or effect and neither party shall have any claim against the other thereafter, save and except for any claim for antecedent breaches.

8.   MUTUAL OBLIGATIONS, REPRESENTATIONS AND WARRANTIES

8.1 Within seven days after the Execution Date, iAdvantage and iAsiaWorks will each appoint a representative ("Representative") (and notify such appointment to the other) to deal with all technical matters concerning the performance of the Services by iAdvantage, and the co-ordination of each party's respective activities in relation to this Agreement. iAdvantage and iAsiaWorks shall appoint a Representative on site at all times who shall use its best efforts to respond to any request (whether written or oral) for instructions from the other party within 24 hours of such request.

8.2 The Representatives shall (and each party shall procure that its Representative) co-operate in good faith and use all reasonable efforts to complete all joint work in respect of and concerning the matters contemplated under this Agreement. If there is any problem or dispute between the Representatives, the parties shall analyse the problem, endeavour to clarify respective responsibilities and use their best efforts to resolve the dispute through friendly consultation. During Installation and Testing the Representatives shall report weekly on the progress of work, the main accomplishments of that week, any material problems that have arisen and suggested solutions to resolve problems (where they have arisen or are likely to arise).

8.3 Neither iAdvantage nor the Landlord shall: (a) unreasonably deny access to the Building or the Premises by; or (b) unfairly discriminate against, any licensee under the Telecommunication Ordinance (Cap.106 of the Laws of Hong
     Kong) ("TO Licensee") that may be requested by iAsiaWorks or the TO Licensee to provide services to iAsiaWorks from time to time, during the term of the Lease.

Each of the parties represents and warrants to the other:

8.4 it has the requisite authority to perform its respective obligations under this Agreement and, in the case of iAsiaWorks and the Landlord, the Lease; and

8.5 the execution of this Agreement and, in the case of iAsiaWorks and the Landlord, the Lease, does not violate any provision of its bylaws, articles of association, or other governing authority; and

8.6 it shall, whenever it anticipates it will not be able to comply with an obligation under this Agreement, promptly notify in writing the parties that may be prejudiced by such non-compliance, submit proposed revisions which reflect best estimates of what can realistically be achieved and, where feasible, continue to work under the original schedule until agreed otherwise; and

8.7 it shall take substantive steps, on a best effort basis and in accordance with professional internet securities practices (now in use or as such practices may change from time to time), for the purpose of protecting the other parties' network that is connected to the Systems pursuant to this Agreement, from denial of service attacks, the presence of harmful viruses, worms, spiders, web crawlers, data miners, wanderers, agents or any other harmful device or process originating from its managed network; and

8.8 it shall use best efforts to assist the registration of the Memorandum (as approved by the Landlord) with the Land Registry.

9.    TESTING

9.1 Testing of Hardware, Software and Systems will be as specified in Schedule 9 and conducted before an independent third party to be agreed in writing between iAdvantage and iAsiaWorks.

9.2 iAdvantage is responsible, at its sole cost and expense, for Installation and Testing, in accordance with this Agreement.

9.3 Seven days prior to the scheduled commencement of any Testing, iAdvantage shall notify iAsiaWorks of the recommended Test procedures to be executed by iAdvantage ("Recommended Procedures"). The Recommended Procedures shall conform with Schedule 9 and be designed to ensure the conformity of the relevant Systems to applicable Specifications. The Recommended Procedures will be deemed accepted unless iAsiaWorks notifies iAdvantage of its non-acceptance within seven days after receiving the Recommended Procedures. If the Recommended Procedures are not mutually agreed upon by iAdvantage and iAsiaWorks, acting reasonably, prior to the date scheduled for the commencement of such Tests, the Recommended Procedures shall be modified as may be reasonably and legitimately requested by iAsiaWorks' Representative.

10.   SUBSTANTIAL COMPLETION AND FINAL ACCEPTANCE

10.1 Upon iAdvantage being satisfied it has substantially completed Installation and Testing, it shall notify iAsiaWorks by presenting to iAsiaWorks a certificate from iAdvantage's qualified architect. Substantial completion will be deemed to have occurred unless iAsiaWorks notifies iAdvantage of its non-acceptance within fourteen days after receiving a substantial completion notice ("Substantial Completion"). If any dispute between iAdvantage and iAsiaWorks, acting reasonably, is not resolved within fourteen days after iAsiaWorks has notified non-acceptance, either party may refer the matter to an arbitrator pursuant to clause 14.10.

10.2 Upon Testing, the Representatives will prepare a check-list of all defects and other items to be completed or corrected by iAdvantage ("Punch List") prior to Final Acceptance (as that term is defined in clause 10.4) . The Representatives will use their best efforts to complete the Punch List prior to Substantial Completion.

10.3 iAdvantage shall use its best efforts to complete or correct the items listed in the Punch List, as soon as reasonably practicable and commensurate with the gravity of inconvenience such outstanding items may cause to iAsiaWorks and the undertaking of its Activities, but in any event will use best efforts to conclude all completions and corrections within sixty (60) days of the Punch List being completed. If iAdvantage shall fail to complete or correct the Punch List items, iAsiaWorks may (a) direct iAdvantage to cease any work to complete or correct any Punch List item; (b) appoint a third party to do so; (c) deduct the costs of the third party ("Third Party Costs") from the Retention Monies accumulated up to that point of time and (d) deduct from the next payment of Maintenance Fee an amount equal to the Third Party Costs over and above Retention Monies accumulated up to that point of time in full and final settlement of iAdvantage's obligations hereunder, to complete or correct a corresponding Punch List item.

10.4 Following 12 months continuous Trouble Free Operation subsequent to Substantial Completion and in the absence of any reasonable objection in writing by iAsiaWorks, iAsiaWorks is deemed to have accepted the performance of iAdvantage's obligations in respect of the Installation ("Final Acceptance").

10.5 For a period of 12 months from the Commencement Date ("Defect Period"), iAsiaWorks will be entitled to withhold from the Landlord an amount equal to five percent (5%) of the monthly Maintenance Fee and Rent payable under this Agreement and the Lease ("Retention Monies"), until Final Acceptance. In the event iAdvantage does not correct any Punch List item or other defective item that may be notified by iAsiaWorks to iAdvantage within the Defect Period, iAsiaWorks may (a) direct iAdvantage to cease any work to complete or correct any Punch List item or other defective item; (b) appoint a third party to do so; (c) deduct the costs of the third party from the Retention Monies; and (d) to continue to withhold such portion of the Retention Monies to pay estimated costs of any of the Punch List items or other defective items not rectified within the Defect Period and only release the balance thereof after such rectification. In the event the costs of the third party exceed the Retention Monies, iAdvantage shall promptly pay to iAsiaWorks an amount equal to the difference between the costs of the third party and the Retention Monies in full and final settlement of iAdvantage's obligations hereunder.

10.6 Upon Final Acceptance, iAsiaWorks' right to deduct the Retention Monies will cease and iAsiaWorks shall pay to the Landlord and iAdvantage all Retention Monies, less such sums that iAsiaWorks has validly paid to third parties pursuant to clause 10.5.

11.   ASSIGNMENT AND SUBCONTRACTS

11.1 Except for assignments to a party's subsidiary (subject to the prior written consent of the other parties) or assignment that may be required in the course of a merger, acquisition or sale of the party's assets (Provided Always that such assignment shall be effected to assign all such party's rights and liabilities to a company of equal or better credibility and financial state carrying out the business relating to telecommunication and/or internet service), a party may not assign or otherwise deal with the whole or any part of this Agreement. Any attempted assignment without the prior written consent of every other party shall be null and void.

11.2 iAdvantage shall remain primarily liable to perform its obligations under this Agreement notwithstanding any sub-contracting to any third party.


12.   CONTINUING OBLIGATIONS

      Each obligation and warranty set forth in this Agreement which is capable of having future operation shall continue in force although this Agreement has otherwise been fully performed.

13.   CONFIDENTIALITY

13.1  In this clause unless the context otherwise requires:

      (a) "Approved Purposes" means the purposes of this Agreement, and include applying to a bank or other financial institution for financial assistance relating to the subject matter of this Agreement or registration of this Agreement at the relevant Land Registry; and

      (b) "Notes" means notes which relate to, summaries and copies of and extracts from any Confidential Information whether in documentary, visual, machine readable or other form.

13.2  Each party shall:

      (a) maintain and take all steps necessary to maintain all Confidential Information and all Notes of a Releasing Party in strictest confidence;

      (b) not disclose, any of the Confidential Information or Notes of another party ("the Releasing Party") without the prior consent of the Releasing Party to any person other than (i) potential sources of financing and (ii) those of its directors, officers, employees, advisors, consultants, contractors, auditors and agents (collectively, the "Appointees") who are required to receive and consider the Confidential Information in the course of (and solely for) the Approved Purposes, and require such potential sources of financing and Representatives to comply with this clause 13;

      (c)   use Confidential Information and Notes solely for the Approved
            Purposes;

      (d) not make Notes or allow Notes to be made except as necessary in connection with the Approved Purposes;

      (e) keep confidential the fact that Confidential Information has been provided by a party; and

      (f) not expressly or impliedly disclose the existence of Confidential Information or Notes.

13.3 Clause 13.2 does not impose obligations on a party concerning Confidential Information disclosed to it which the receiving party proves (on the balance of probabilities):-

      (a)  at the date of this Agreement, is publicly available;

      (b) subsequent to the date of this Agreement, becomes publicly available without breach of this Agreement;

      (c) that it was obtained from a third party without breach by that third party of any obligation of confidence concerning that Confidential Information; or

      (d) was already in its possession (as evidenced by written records) when provided by or on behalf of the Releasing Party

13.4 It is not a breach of clause 13.2 for a party to disclose Confidential Information which it is obliged by law to disclose to the person to whom it is disclosed.

13.5 A party in receipt of Confidential Information of another party must return all documents and other media which contain Confidential Information and deliver all Notes to the Releasing Party immediately when requested by the Releasing Party or upon expiry or earlier termination of this Agreement unless the relevant party is contractually entitled to retain such document containing Confidential Information.

13.6 Each party shall at the same time as it returns the Confidential Information and Notes referred to in clause 13.5, also use its best efforts to procure its officers, employees and agents return any of the documents and Notes held by them.

13.7 If a party is required, or anticipates or has cause to anticipate that it may be required, by law or court order to disclose Confidential Information or Notes, it shall promptly notify the Releasing Party of the actual or anticipated requirement and use reasonable efforts (without breach of applicable law) to delay and withhold disclosure until the notified party has had a reasonable opportunity to oppose disclosure by lawful means.

13.8  Each party acknowledges that:-

      (a) the Confidential Information is at all times the property of the Releasing Party;

      (b) a breach of this clause would be harmful to the business interests of the Releasing Party;

      (c) monetary damages alone would not be a sufficient remedy for a breach of this clause; and

      (d) in addition to any other remedy which may be available in law or equity a Releasing Party is entitled to interim, interlocutory and permanent injunctions or any of them to prevent breach of this clause and to compel specific performance of it.

13.9 Each party shall refrain from making any public announcement regarding matters contained in this Agreement without the prior written approval of the other party. The parties shall agree on the content of any such disclosure.

14.   DISPUTE RESOLUTION

14.1 A dispute arises for the purpose of this clause 14 on the date which a party notifies the other party of the existence of the dispute and its intention to resolve the dispute in accordance with this clause 14.

14.2 Save in the case of a dispute concerning Substantial Completion which shall be resolved in accordance with clause 14.10 hereunder, before resorting to arbitration the parties shall:

      (a) use reasonable efforts to attempt to resolve the dispute through an inter-party working group formed in accordance with clause 14.4; and

      (b) in the event that the dispute is not resolved by the inter-party working group under subclause 14.2(a) within seven (7) Business Days of the dispute being notified, escalate the dispute to senior management, which shall include managers holding the actual or equivalent positions of Vice President or higher ("Senior Management Date").

14.3 If senior management is unable to resolve the dispute within fifteen (15) Business Days of the Senior Management Date the parties may refer the dispute to arbitration.

14.4 For the purpose of sub-clause 14.2(a), an inter-party working group will comprise two nominated representatives from each party (a total of 4 persons), who have a detailed working knowledge of the dispute and a sufficient level of authority to resolve the dispute on behalf of the party whom they represent. The administrative functions of the working group are to be shared equally between the parties. Each party shall bear its own administrative costs. The parties shall form the inter-party working group within two (2) Business Days of a dispute being notified.

14.5 Subject to the other provisions of this Agreement, the parties shall continue to comply with their respective obligations under this Agreement while a dispute is pending resolution, with any dispute resolution activities undertaken in accordance with this section 14.

14.6 If the parties are unable to reach a consensual settlement (either through an inter-party working group or through senior management) within twenty one (21) Business Days after the first written communication sent hereunder, either party may commence arbitration hereunder.

14.7 Any claim or dispute arising out of, in connection with or relating to this Agreement, including any question concerning its existence, validity, termination or interpretation which is not resolved by an inter-party working group or through senior management, shall be fully and finally settled under and resolved by binding and mandatory arbitration to be conducted in accordance with this clause 14. Such arbitration shall, subject to the Arbitration Ordinance (Cap.341 of the Laws of Hong Kong), be the exclusive means and procedure to finally settle any such claims.

14.8 Notwithstanding any other law, rule or regulation to the contrary, the parties agree that this clause 14 will be interpreted and construed as a presently effective and enforceable written agreement to arbitrate, and must be given effect as such, and the parties' signature to this Agreement will constitute prima facie evidence of the existence of a valid written agreement to arbitrate.

14.9 Except as provided for in the Arbitration Ordinance, the parties hereby expressly waive any right that they may have to require the exhaustion of local administrative, judicial or alternative dispute resolution remedies as a condition of any interim remedy proceeding being brought or commenced under this Agreement by either of the parties hereto.

14.10 Any dispute between or among the parties shall be settled by arbitration at the initiation of either party in the Hong Kong Special Administrative Region in accordance with the provisions of the Arbitration Ordinance). Any arbitration shall be conducted in the English language.

14.11 Any arbitration will be conducted before one single arbitrator to be jointly appointed by iAsiaWorks and iAdvantage failing agreement to be nominated by the Chairman of the Hong Kong Institute of Surveyors or such organisation that may replace it from time to time. The arbitrator will be paid for his or her services at a rate to be determined by the parties and failing agreement to be determined by the Chairman of the Hong Kong Institute of Surveyors or such organisation that may replace it from time to time, based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

14.12 Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to the parties to the dispute, along with a signed copy of the award. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of the arbitration provisions set forth herein or any other provision of this Agreement. The final decision of the arbitrator will be furnished to the parties in writing and will constitute a conclusive determination of the issue in question, binding upon such parties. Any monetary award rendered by the arbitrator shall be in the currency of the Hong Kong Special Administrative Region and the arbitrator may award such pre-award or post-award interest, simple or compound, as such arbitrator consider appropriate.

15.    ENTIRE AGREEMENT

15.1   This Agreement:

       (a) contains the entire agreement and understanding between the parties on everything connected with the subject matter of this Agreement; and

       (b) supersedes any prior agreement or understanding on anything connected with that subject matter, including the Letter of Intent, which Letter of Intent is hereby terminated.

15.2 Except as provided for in this Agreement, each party has entered into this Agreement without relying on any representation by any other party or any person purporting to represent that party.

16.    FORCE MAJEURE

16.1   If a party ("Affected Party"):

       (a) is affected in performing an obligation (other than to pay money) by a Force Majeure Event;

       (b) as soon as possible after the Force Majeure Event occurs notifies the other party of full particulars of:

            (i)  the Force Majeure Event;

            (ii) the effect of the Force Majeure Event on performance of the
                 Affected Party's obligations;

          (iii)  the anticipated period of delay; and

          (iv) the action (if any) the Affected Party intends to take to mitigate or remove the effect and delay; and

     (c) promptly and diligently acts to mitigate or remove the Force Majeure Event and its effect;

     then:

     (d) if the Affected Party is permanently prevented from performing the obligation by the Force Majeure Event, the Affected Party is released from the obligation; and

     (e) if the Affected Party is delayed in performing the obligation by the Force Majeure Event, the obligation is suspended during, but for no longer than, the period the Force Majeure Event continues; provided, however, that in the event a Force Majeure Event should last more than six (6) consecutive months or one hundred eighty (180) days, either party shall be entitled to terminate the Agreement.

16.2 Nothing in clause 16.1(c) or clause 16.3 obliges the Affected Party to settle any strike, lockout, ban, limitation of work or other industrial dispute.

16.3 In this clause 16, "Force Majeure Event" means any of the following events:

   (I)

      (a)  act of God; or

      (b)  war, riot, insurrection; or

      (c)  strike, lockout, ban, limitation of work or other industrial dispute;
           or

      (d) law, rule or regulation of any government or governmental agency, and executive or administrative order or act of general or particular application; or

      (e) delay in delivery of any of the Systems by the manufacturer or supplier thereof; or

      (f)  such other causes;

   which:

      (i)  is unforeseen by the Affected Party; or

      (ii)   beyond the control of the Affected Party; and

      (iii)  occurs without the fault or negligence of the Affected Party.

   (II)
     iAsiaWorks refuses to assign its rights and obligations under the Anton Pillar Agreement, within fourteen days of the Execution Date or the supplier under the Anton Pillar Agreement fails to deliver two diesel rotary UPS systems to be placed in position on site in the Premises by 1st December 2000 and one diesel rotary UPS systems to be placed in position on site in the Premises by 5th December 2000, without the fault or negligence of iAdvantage.

17.  FURTHER ASSURANCES

     Each party agrees that it will at its own cost do all things (including executing all documents reasonably acceptable to such party) reasonably necessary or desirable to give full effect to this Agreement although not specifically provided for.

18.  GOVERNING LAW

18.1 The law of the Hong Kong Special Administrative Region governs this Agreement.

18.2 The parties submit to the jurisdiction of the courts of the Hong Kong Special Administrative Region.

19.  INCONSISTENCY

     To the extent that there is an inconsistency between a provision in any of the documents referred to in sub-clause 19(b) and another provision in any of them or between a provision in any of those documents and a provision in any other document referred to in any of them:

     (a) a specific provision takes precedence over a general provision; and

     (b) otherwise, to the extent necessary to resolve the inconsistency, the following order of precedence applies:-

         (i)   this Agreement;

         (ii)  the Lease;

         (iii) the Specifications; and

         (iv)  all other Schedules.

20.  NOMINATED CONTRACTORS

   iAdvantage shall allow (and where reasonably necessary, procure other persons to allow) iAsiaWorks's nominated contractors (not more than ten in any event)( "Nominated Contractors") to enter the Premises or any part thereof prior to the Commencement Date for the purpose of carrying out non structural installation or fitting out works, on the following conditions:

   (a) the Nominated Contractors shall enter the Premises as a sub-contractor of iAdvantage's main contractor and shall obey and comply with all reasonable instructions and directions from iAdvantage's main contractor;

   (b) subject to clause 21, iAsiaWorks shall indemnify iAdvantage against all claims demands actions proceedings loss damages costs and expenses arising from the acts, omissions, default and negligence of the Nominated Contractors;

   (c) the Nominated Contractors shall not do or cause anything to be done that may adversely affect iAdvantage's obligations to perform the Services or any of iAdvantage's or the Landlord's work in any part of the Building or the issuance of the Occupation Permit; and

   (d) iAdvantage shall be entitled to revoke this licence and offending Nominated Contractors shall immediately vacate the Premises and the Building upon notification (whether in writing or orally) by iAdvantage or its main contractor that the offending Nominated Contractor has failed to remedy any remediable act or omission within 24 hours or such shorter period as the circumstance may demand.

21.  LIMITATION OF LIABILITY

21.1 Except for:

     (a)  liquidated damages pursuant to clause 5.5 or clause 28;

     (b)  a breach of clause 13; or

     (c) any breach of this Agreement, the Lease or the Letter of Intent that is due to a reckless act or omission or willful misconduct by a party's employee, agent, contractor or subcontractor,

     no party will be liable to any other party for any incidental, indirect, consequential or special damages of any nature whatsoever (including to loss or damage resulting from loss of use, loss of profits or revenues, costs of capital, loss of goodwill, claims of customers, or fines and penalties) or any claim in tort.

21.2 The maximum aggregated liability of each party to the other under or in respect of this Agreement and the Lease, excluding liquidated damages pursuant to clause 5.5 or clause 28, will be *.

22.  NON-SOLICITATION

22.1 Each party agrees that during a period from the Execution Date to twelve months after the expiration or earlier termination of this Agreement or twelve months after the termination of an employee's employment, whichever shall be the earlier, it shall not directly or indirectly solicit or offer employment or engagement to any of the other party's employees, who have been involved in the performance, supervision or co-ordination of the Services, without the other party's prior agreement in writing.

22.2 Each party agrees that if it employs or engages any person contrary to the provisions of clause 22.1 above, the party in default shall be liable to pay to the other party liquidated damages in an amount equal to the charge for one year's work by that person at his then current fee or salary rate. Each party acknowledges and agrees that the liquidated damages it may be required to pay to another party under this clause is a fair and reasonable pre-estimate of damages a party may suffer and irrevocably waives any rights it may have to argue, claim and/or plead that the liquidated damages payable, constitutes a penalty or is otherwise unenforceable for any reason whatsoever.

23.  NOTICES

23.1 A notice or other communication connected with this Agreement has no legal effect unless it is in writing and;

      (a)  delivered; or

      (b)  sent by post

      to the address of the addressee set out in this Agreement or subsequently notified from time to time in accordance with this clause 23; or

      (c) sent by electronic mail ("Email") to the Email address of the specified representative of that party as may be from time to time notified by that representative. The Email address of the respective specified representative of the parties as at the Execution Date are:

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          Name of specified representative        Email address
          --------------------------------        -------------

          For iAdvantage and the Landlord:-
          *                                       *

          For iAsiaWorks:
          *                                       *

23.2      A notice or other communication is deemed given and received:

          (a)  if delivered, upon delivery;

          (b) if electronically mailed, upon the issue of an electronic delivery receipt;

          (c) if posted, on the expiration of 2 Business Days (at the place of posting) after mailing.

24.       SEVERABILITY

          If anything in this Agreement is unenforceable, illegal or void then it is severed from this Agreement and the rest of this Agreement remains in force.

25.       TERMINATION

25.1 This Agreement shall terminate upon the expiration of the Lease or renewal thereof or earlier termination of the Lease.

25.2 After termination of this Agreement and the Lease, the ownership of the Systems shall remain with iAdvantage and iAdvantage shall be entitled to deal with them in such manner as it thinks fit at its sole discretion.

26.       TIME OF THE ESSENCE

26.1 Unless otherwise specifically provided, time is of the essence of this Agreement.

26.2 If the parties agree to vary a time requirement, the time requirement so varied is of the essence of this Agreement.

26.3 An agreement to vary a time requirement must be in writing signed by all relevant parties.

27.       VARIATIONS

27.1 An amendment or variation to this Agreement is not effective unless it is in writing and signed by the parties.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

27.2 Subject to clause 27.3, all Variations must be agreed between iAdvantage (on its own behalf and as agent for the Landlord) and iAsiaWorks.

27.3 In the event a Variation is reasonably requested by iAsiaWorks on or before 1st September 2000, and the parties are unable to agree (on the requested Variation or corresponding adjustments), iAsiaWorks may direct iAdvantage to comply with the Variation reasonably requested and iAdvantage shall promptly do so if, and only if, it is reasonably technically feasible and does not adversely and materially affect the issuance of the Occupation Permit. iAdvantage shall use its best efforts to minimize any adverse effects an agreed or directed Variation may have upon the Cost Formula and the Implementation Schedule. Any additional expenditure shall be borne by iAsiaWorks. For the avoidance of doubt, iAdvantage shall not be obliged to entertain any request for Variation after 1st September 2000.

27.4 Should iAsiaWorks and iAdvantage agree, or should iAsiaWorks exercise its rights under clause 27.3, in respect of a Variation the Maintenance Fee, the Rent and Management Fee payable under this Agreement and under the Lease shall be varied to reflect any increase or decrease in the Cost Formula, arising from a Variation.

28.       DEPOSITS

The parties agree that:-

28.1 the First Maintenance Fee Deposit and the Second Maintenance Fee Deposit shall be held by iAdvantage subject to the following conditions:

          (a) the First Maintenance Fee Deposit shall be held by iAdvantage free of any interest to iAsiaWorks and shall remain valid until the issuance of a replacement bank guarantee for the same amount as the Second Maintenance Fee Deposit in accordance with the terms of this Agreement;

          (b) the Second Maintenance Fee Deposit shall be held by iAdvantage free of any interest to iAsiaWorks and shall remain valid until the issuance of a replacement bank guarantee for a revised amount in accordance with sub-clause (c) hereunder or 30 days after the expiration or sooner determination of this Agreement whichever shall be the later;

          (c) if at any time the Maintenance Fee payable by iAsiaWorks hereunder shall increase iAsiaWorks shall within 30 days from the agreement or determination of such increase produce a replacement bank guarantee or further bank guarantee to make up the total amount of the Maintenance Fee Deposit held by iAdvantage to be equivalent to three months' increased Maintenance Fee;

          (d) iAsiaWorks shall forfeit to iAdvantage as liquidated damages the First Maintenance Fee Deposit or the Second Maintenance Deposit, as the case may be, in the event that iAsiaWorks refuses to enter into the Lease or commits a breach of any of its material obligations under this Agreement or the Lease, as the case may be, and fails to remedy such breach, non-observance non-performance or non-compliance within fourteen (14) days of receipt of a written notice from iAdvantage or the Landlord, as applicable. Upon forfeiture hereunder, iAdvantage shall be entitled to terminate this Agreement and the Landlord shall be entitled to terminate the Lease forthwith. The liquidated damages payable by iAsiaWorks to iAdvantage pursuant to this clause shall not prejudice any right of iAdvantage or the Landlord to claim any further loss or damages provided such claims shall not exceed *,or any other remedies to which it may be entitled, including a decree for specific performance. iAsiaWorks hereby waives any rights it may have to argue, claim and/or plead that the liquidated damages that may be payable under this clause constitute a penalty or are otherwise unenforceable for any reason whatsoever;

          (e) at any time the Maintenance Fee payable by iAsiaWorks hereunder shall increase in accordance with this Agreement iAsiaWorks shall within 30 days from the agreement or determination of such increase produce a replacement bank guarantee or further bank guarantee to make up the total amount of the Maintenance Fee Deposit held by iAdvantage to be equivalent to three months' increased Maintenance Fee and failure to produce such replacement or further bank guarantee by iAsiaWorks shall justify termination of this Agreement by iAdvantage and the forfeiture of the Lease by the Landlord;

          (f) on termination of this Agreement due to (a) a Force Majeure Event or (b) the default of iAdvantage the First Maintenance Deposit or the Second Maintenance Deposit, as the case may be, or other payment made by iAsiaWorks pursuant to this Agreement, iAdvantage shall unconditionally and immediately refund or return it (as the case may require);

          (g) on termination of this Agreement pursuant to clause 25.1, the Second Maintenance Fee Deposit shall be returned to iAsiaWorks within 30 days after such termination.

28.2 The First Rental Deposit and the Second Rental Deposit shall be held by the Landlord in accordance with the provisions of the Lease and subject to the following conditions:

          (a) iAsiaWorks shall forfeit to the Landlord as liquidated damages the First Rental Deposit in the event that iAsiaWorks refuses to enter into the Lease or commits a breach of any of its material obligations under this Agreement, as the case may be, and fails to remedy such breach, non-observance non-performance or non-compliance within fourteen (14) days of receipt of a

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               written notice from the Landlord. Upon forfeiture hereunder, iAdvantage shall be entitled to terminate this Agreement and the Landlord shall be entitled to terminate the Lease forthwith. The liquidated damages payable by iAsiaWorks to the Landlord pursuant to this clause shall not prejudice any right of iAdvantage or the Landlord to claim any further loss or damages provided such claims shall not exceed *, or any other remedies to which it may be entitled, including a decree for specific performance. iAsiaWorks hereby waives any rights it may have to argue, claim and/or plead that the liquidated damages that may be payable under this clause constitute a penalty or are otherwise unenforceable for any reason whatsoever;

          (b) on termination of this Agreement prior to the commencement of the Lease due to (a) a Force Majeure Event or (b) the default of the Landlord, the First Rental Deposit, or other payment made by iAsiaWorks to the Landlord pursuant to this Agreement, shall unconditionally and immediately refund or return it (as the case may require).

28.3 For the avoidance of any doubt, the liability of iAsiaWorks under this clause 28, shall not in any event exceed an aggregated total of *, in respect of any claims by iAdvantage and the Landlord.

29.       PHASED HANDOVER

29.1 The parties agree that the Premises will be handed over to iAsiaWorks on the following dates:

          (a) in respect of the 7th, 8th, 9th and 10th Floors (including the granting of the licence to use part of the 6th Floor as provided in the Lease) within 7 days after the Conditions Precedents having been totally fulfilled or waived;

          (b) in respect of the 11th Floor, on the expiration of three months from the Commencement Date; and

          (c) in respect of 12th Floor, on the expiration of six months from the Commencement Date.

29.2 Any request for modification of non- structural layouts for 11th Floor or 12th Floor by iAsiaWorks shall be reasonably made by not less than two months' prior written notice prior to the aforesaid relevant handover dates. In the event that the modified works are not completed by the aforesaid handover dates, the relevant handover date shall be postponed to the day immediately after the completion of the modified works and the Rent and Maintenance Fee in respect of the relevant floor shall commence on such postponed handover date and iAsiaWorks and the Landlord shall enter into one or more supplemental agreements to the Lease to record such variation, as may be required. For the avoidance of doubt,


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          iAdvantage shall not be obliged to entertain any request for structural alteration or modification or request for modification on the 7th, 8th, 9th and 10th Floors.

29.3 Any additional costs and expenditure arising from the aforesaid modifications shall be borne by iAsiaWorks.

30.       WAIVER

30.1 A party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

30.2 The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

30.3      A waiver is not effective unless it is in writing.

30.4 Waiver of a power or right is effective only in respect of the specific instance to which is relates and for the specific purpose for which it is given.

31.       ENGLISH LANGUAGE

          This Agreement and all schedules attached hereto have been negotiated and drafted in the English language. It is the intention and agreement of the parties that this Agreement, as documented in the English language, accurately and completely states all agreements and understandings of the parties with respect to the subject matter of this Agreement. The parties agree that, although translations and summaries of the Agreement may have been prepared and used by one or more of the parties from time to time during the preparation and negotiation of the Agreement, no translation of this Agreement into any other language, no form of this Agreement other than the English language form executed by both parties, and no drafts, correspondence or any other writing (whether in English or any other language) shall have any effect or be considered in evaluating any claim or dispute arising under or relating to this Agreement. In addition, the parties agree that all notices, amendments, waivers, modifications or other writings required or made pursuant to this Agreement shall be in the English language and no such notice, amendments, waivers, modifications or other writing shall be of any effect or be given any consideration if in any language other than English.

EXECUTED as an agreement on the date set out at the commencement of this Agreement.

Signed for and on behalf of          )
iAdvantage Limited                   )
in accordance with its           )
articles of association in the       )
presence of:                         )

/s/ Terese Wong                        /s/ Eric C.H. Tung
-------------------------------------  -----------------------------------
Director/Secretary                     Director

TERESE WONG                            ERIC C.H. TUNG
-------------------------------------  ------------------------------------
Name of Director/Secretary             Name of Director (BLOCK LETTERS)
(BLOCK LETTERS)


Signed for and on behalf of          )
iAsiaWorks (HK) Limited              )
in accordance with its               )
articles of association in the       )
presence of:                         )

/s/ Nicholas Chan                      /s/ David Holub
-------------------------------------  ------------------------------------
Director/Secretary                     Director

NICHOLAS CHAN                          DAVID HOLUB, AUTHORIZED REPRESENTAIVE
-------------------------------------  --------------------------------------
Name of Director/Secretary             Name of Director (BLOCK LETTERS)
(BLOCK LETTERS)

Signed for and on behalf of          )
Weelek Company Limited               )
in accordance with its               )
articles of association in the       )
presence of:                         )

/s/ Terese Wong                        /s/ Eric C.H. Tung
-------------------------------------  ------------------------------------
Director/Secretary                     Director

TERESE WONG                            ERIC C.H. TUNG
-------------------------------------  ------------------------------------
Name of Director/Secretary             Name of Director (BLOCK LETTERS)
(BLOCK LETTERS)

                                  SCHEDULE 1

                                 Cost Formula


S1.1   The Maintenance Fee shall be [*] per square foot of gross floor area per month if there shall be no modification to System and the Specifications which is calculated on the following cost formula:-

                                                                   Rate in Hong Kong Dollars per square
                                                                   foot of gross floor area per month
Elements taken into consideration                                  (HK$/sq.ft.gross/month)
                                                                   ----------------------
(1)   Initial cost for facilities (based on [*] Million                     [*]/sq.ft gross/month
      amortized with 10%)

(2)   iAdvantage 24/7 staff cost                                            [*]/sq.ft gross/month
(3)   iAdvantage insurance                                                  [*]/sq.ft gross/month
(4)   Maintenance of facilities                                             [*]/sq.ft gross/month
                                                                            __________________________
Total Maintenance Fee                                                       [*]/sq.ft gross/month
                                                                            ==========================

Basic Rent under the Lease                                                  [*]/sq.ft.gross/month

[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE 2

                                   Documents

S2.1 Throughout the term of this Agreement at appropriate intervals iAdvantage shall provide iAsiaWorks with all necessary documentation and updates thereof related to this Agreement for its record purpose only (unless otherwise expressly required herein), including the following documents:

     - project administration documents which consist construction drawings, material and equipment catalogues and subsequent maintenance programs and schedules and maintenance log sheets;
     - progress, slippage and problem reports which are produced by iAdvantage at each phase of the Construction Service;
     -    Quality Assurance procedures;
     -    testing and commissioning procedures and plan;
     -    operating, maintenance and training manuals;
     -    "as built" drawings;
     -    construction and testing and commissioning programs and schedules.

S2.2 All documents to be transferred, sent and/or forwarded to iAsiaWorks must, where possible, clearly show with certainty the following:

     -    identity of sender(s) and recipient(s);
     -    date and time of transmittal;
     -    signature of sender(s)

                                  SCHEDULE 3

                                     Lease

                  The following 32 pages comprise the Lease.

                                  SCHEDULE 4

                                  Maintenance

S4.1 iAdvantage shall ensure that the Systems shall be 99.999% available for full commercial operation with 2N redundancy, 7 days a week, 24 hours a day, and 365 days a year save and except decrease of availability or unavailability due to (i) inherent defect in the design of any part of the System or (ii) the occurrence of a Force Majeure Event or (iii) misuse of the Systems by iAsiaWorks of its employees servants agents contractors or customers or (iv) regular preventive maintenance works on the Systems as agreed in writing by the parties from time to time.

S4.2 iAdvantage shall adopt the best industry standard to produce a "maintenance plan" which will define all relevant maintenance requirements and frequencies that are at least as stringent as those proposed by the manufacturers and installers of relevant Hardware and Software in accordance with the plan annexed hereto and marked with the letter "A".

S4.3 iAdvantage must provide maintenance personnel to meet iAdvantage's maintenance obligations under this Agreement.

S4.4 iAdvantage shall arrange for the maintenance personnel to attend and participate in suitable refresher courses (if any) organized by the suppliers of relevant Hardware and Software or their nominated representative at appropriate and regular intervals.

S4.5 iAdvantage shall ensure that specialized Systems, such as the diesel rotary UPS systems, are maintained either by the relevant manufacturer or supplier or personnel trained by the relevant manufacturer or supplier.

S4.6 iAsiaWorks shall for the purpose of carrying out any maintenance audit have access to all relevant maintenance records for inspection upon giving reasonable and prior notice.

S4.7 iAdvantage shall keep written records of all maintenance operations and failures. These records shall: (a) identify the name of the maintenance operative and duration of the task; (b) identify the relevant part of the Systems by number and location; (c) describe in detail the work carried out and list any replacement parts and consumables being used.

S4.8 iAsiaWorks shall be given, upon prior and reasonable notice, copies of or access to all relevant current maintenance records in the possession, power and custody of iAdvantage.

S4.9 Spares for maintenance or replacement parts shall if possible be sourced from original Hardware and Software suppliers. If unavailable, spares or replacement parts shall be of equivalent or superior quality, to be reasonably decided by iAdvantage.

                                  SCHEDULE 5

                                Specifications
                              [combine Turn-key]

                                  SCHEDULE 6

                                    Systems
                        [combine Hardware and Software]

                                  SCHEDULE 7
                                  ----------

                               Training Services
                               -----------------


S7.1   Initial Training
       ----------------

       Upon one week's notice by iAsiaWorks, during the initial twelve months after the Commencement Date, iAdvantage shall provide an adequate number of appropriately qualified personnel for training and consultation to iAsiaWork's staff at the Premises in relation to the Systems (not more than three times per System within this period by prior appointment at times reasonably convenient to iAsiaWorks and iAdvantage).

S7.2   Operation Manuals
       -----------------

       iAdvantage shall provide iAsiaWorks with the current and corresponding operation manuals for the operation of the Hardware and Software (if any).

S7.3   Regular Training
       ----------------

       After the initial twelve months after the Commencement Date, iAdvantage shall provide a sufficient number of appropriately qualified employees to provide organized and structured training to iAsiaWorks' staff at the Premises in respect of all matters relating to the System (not more than twice yearly by prior appointment at times reasonably convenient to iAdvantage and iAsiaWorks).

S7.4   Consultation Fees
       -----------------

       Except otherwise agreed by the parties in writing, iAsiaWorks shall not be required to pay any travelling, boarding, training or consulting fees for iAdvantage's technical personnel providing the aforesaid training to iAsiaWork's staff.

                                  SCHEDULE 8
                             Sample main contract

                                  SCHEDULE 9

                              Testing Procedures

                                  SCHEDULE 10

                                MAINTENANCE FEE
    The Maintenance Fee shall be as follows:-
(a)

     Term                    Maintenance Fee
     [*] Year to [*] Year    (i)   monthly Maintenance Fee for the 7th, 8th, 9th
                                   and 10th Floors of the Premises at the rate
                                   of [*] per square foot of gross floor
                                   area shall be payable from the commencement
                                   of the term of the Lease;
                             (ii)  monthly Maintenance Fee for the 7th, 8th,
                                   9th, 10th and 11th Floors of the Premises at
                                   the rate of [*] per square foot of
                                   gross floor area shall be payable three
                                   months from the commencement of the term of
                                   the Lease;
                             (iii) monthly Maintenance Fee for the 7th, 8th,
                                   9th, 10th, 11th and 12th Floors of the
                                   Premises at the rate of [*] per square
                                   foot of gross floor area shall be payable six
                                   months from the Lease
                                   commencement of the term of the Lease;
     [*] Year to [*] Year     monthly Maintenance Fee shall be [*] of the rate
                              for the [*] Year of the term of the Lease.

     [*] Year to [*] Year     At Open Market Rate as at the commencement of the
                              [*] Year of the term of the Lease, to be determined in accordance with the provisions hereunder, provided that the Maintenance Fee shall not be reduced by more than [*] or increased by more than [*] of the Maintenance Fee reserved for the [*] Year of the term of the Lease




(b) (i) The Open Market Rate shall be agreed between iAdvantage and iAsiaWorks at least three months before the new Maintenance Fee shall become payable and failing agreement as aforesaid, the question shall be referred to the decision of a single valuer to be appointed jointly by the parties. Failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert, but not an arbitrator whose decision shall be final and binding, provided always that in making its decisions the valuer shall take into account the Cost Formula and the provision of the Services by iAdvantage in the Schedules in this Agreement. The new Maintenance Fee shall not be increased or reduced by more than 10% of the Maintenance Fee reserved for the year of the term of the Lease immediately preceding the relevant year in which the new Maintenance Fee becomes payable. Prior to the decision of such valuer, iAsiaWorks shall continue to pay monthly, on account of the Maintenance Fee to be decided, the

[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          same rate as payable on the expiration of the year immediately preceding the commencement of the relevant year and adjustment on the Maintenance Fee, (if applicable), shall be made upon the market rate having been determined as aforesaid, as the case may be. The costs of the valuer shall be borne by iAdvantage and iAsiaWorks in equal shares.

(ii) In determining the new Maintenance Fee the valuer shall take into account the rate payable in current, new, comparable transactions in the Building or any comparable buildings for comparable space with comparable Services, for a comparable term , from non-expansion, non-renewal and tenants not connected or associated with iAdvantage or the Landlord or a landlord, negotiated at arm's length, in either case giving appropriate consideration (without limitation) to the annual rental rates per square foot of gross floor area and abatement provisions reflecting free charges or other concessions made during the period of fit out or any other period during the subsistence of this Agreement, so that the Maintenance Fee determined reflects the same rate and other economic benefits that would otherwise be given to any comparable prospective tenant in a comparable, new transaction an and
          (1)   on the following assumptions at that date :
               (i) that the Premises are fit for immediate occupation and use and that no work has been carried out to the Premises during the term which has diminished the rental value of the said premises and that in case the Premises have been destroyed or damaged they have been fully restored;
               (ii) that the Premises are available to let by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Agreement and the Lease (other than the amount of the rent reserved) for a term equal to the relevant period;
               (iii) that the covenants in this Agreement and the Lease have been fully performed and observed;
          (2)  but disregarding:
               (i) any effect on rent of the fact that iAsiaWorks has been in occupation of the Premises;
               (ii) any goodwill attached to the Premises by reason of iAsiaWorks carrying on its business at the Premises;
               (iii) any effect on rental value of the Premises attributable to the existence at the commencement of the relevant period of any improvement to the Premises or any part by iAsiaWorks.

(c) In the event that iAsiaWorks exercises its option to renew the Lease the Maintenance Fee shall be at Open Market Rate as at the commencement of the relevant option term determined in accordance with clause (b) above save and except that:-
    (i)    there shall be no limit on the increase or decrease; and

    (ii) the construction costs of the Systems in the Costs Formula shall not be taken into account but instead any new costs that may be incurred by iAdvantage in providing any renewal or replacement of any part of or addition to the Systems requested by iAsiaWorks that may be agreed by iAdvantage shall be taken into account instead.

(d) The Maintenance Fees are payable monthly in advance on the first day of each calendar month without deduction whatsoever.

                              INDEMNITY AGREEMENT
                              -------------------

BETWEEN
iAdvantage Limited whose registered office is situated at 36/F Standard Chartered Tower, Millennium City, 388 Kwun Tong Road, Kwun Tong, Hong Kong Special Administrative Region ("iAdvantage");
AND
iAsiaWorks (HK) Limited whose registered office is situated at 27th Floor, Hongkong Telecom Tower, 979 King's Road, Quarry Bay, Hong Kong Special Administrative Region ("iAsiaWorks");
AND
Weelek Company Limited whose registered office is situated at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wan Chai, Hong Kong Special Administrative Region ("Landlord").

RECITALS:

A. In consideration of the parties contemporaneously entering an agreement ("Agreement") in respect of and concerning premises comprising the 7th to 12th Floors inclusive ("Premises"), of a building located at Chai Wan, Hong Kong to be erected on the Remaining Portion of Chai Wan Inland Lot No. 30, to be built for the Landlord, the parties enter into this Indemnity Agreement on the terms contained hereunder.

B. The Agreement concerns, inter alia, the fitting out of the Premises, the installation and testing of certain systems, the performance of certain services by iAdvantage and the lease of the Premises by iAsiaWorks from the Landlord.

C. The parties have found it convenient to carve-out from the Agreement the obligations and covenants contained in this Indemnity Agreement.

IT IS HEREBY AGREED:

1. The Landlord shall indemnify and hold iAsiaWorks harmless from and against any claim by the Collector of Stamp Duties for payment of any stamp duty under or in respect of the Agreement or the Lease (as defined in the Agreement), where iAsiaWorks has paid such share as it may be liable to pay to the Landlord, in accordance with the Agreement.

2 iAsiaWorks, iAdvantage, or the Landlord (the "Indemnifying Party") will, as applicable, defend, indemnify and hold harmless the other party or parties (the "Indemnitee"), from and against the following claims ("Indemnifiable Loss"):

     (a) any claim that may be made by any third party in respect of or concerning Hardware, Software or Systems (as those terms are defined in the Agreement) that an Indemnifying Party has designed installed and/or operates, claiming a breach of their intellectual property rights; and

     (b) subject to the provisions and limitations set forth in clause 21 of the Agreement, any claim that any subcontractor or agent of the Indemnifying Party may make against Indemnitee in respect of or concerning the obligations of the Indemnifying Party under the Agreement; and

     (c) subject to the provisions and limitations set forth in clause 21 of the Agreement, any claim by the authorised users of the System in respect to any direct loss or expense such authorised users may suffer or incur as a consequence of the Indemnifying Party's refusal or failure to perform any obligation or covenant required to be performed by it under this Agreement due to the sole default of the Indemnifying Party; and

     (d) subject to the provisions and limitations set forth in clause 21 of the Agreement, in respect of any loss or expense suffered by the Indemnitee due to the mis-use act or default of a user of the System authorised by the Indemnifying Party.

3. If any action, suit or proceeding is commenced against, or any claim or demand be asserted against, any Indemnitee in respect to which such Indemnitee is entitled to demand indemnification under this indemnity, then as a condition precedent thereto, such Indemnitee will promptly notify the Indemnifying Party in writing to that effect, providing reasonable detail as to the circumstances and subject matter thereof; provided the failure to so promptly notify the Indemnifying Party will not release the Indemnifying Party from any liability which it may have to any Indemnitee unless the failure to promptly notify prejudices the Indemnifying Party in any material respect. The Indemnifying Party will have the right to assume the entire control of the defense, compromise or settlement of such action, suit, proceeding or claim, including the selection of counsel (provided such counsel shall be reasonably acceptable to the Indemnitee(s)), subject to the right of each Indemnitee to participate (at its expense and with counsel of such Indemnitee's choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand. In connection therewith, the Indemnitees will cooperate as reasonably necessary with the Indemnifying Party in any such defense, compromise or settlement. The Indemnifying Party will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitees affected by such action, suit, proceeding, claim or demand, such consent not to be unreasonably conditioned, delayed or withheld. So long as the Indemnifying Party is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitees, the Indemnitees will not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnifying Party, which consent will not be unreasonably conditioned, delayed or withheld. The Indemnitees will make available to the Indemnifying Party or its agents all records and other materials in the Indemnitees' possession reasonably required by the Indemnifying Party solely for contesting such indemnified claim or demand. If the Indemnifying Party fails to promptly and adequately defend any such action, suit, proceeding, claim or demand, then the Indemnitees may defend, through counsel of their own choosing, such action, suit, proceeding, claim or demand and settle such action, suit, proceeding, claim or demand and recover from the Indemnifying Party the amount incurred by the Indemnitees in respect thereto. If the Indemnifying Party disputes the Indemnitees' right to be indemnified for any loss alleged by the Indemnitees, then within ten (10) days after receiving the Indemnitees' notice of such alleged Indemnifiable Loss, the Indemnifying Party may submit such dispute to the arbitration proceedings provided for under the Agreement, and such dispute will be resolved through mandatory binding arbitration, in accordance with the terms of clause 14 of the Agreement as if incorporated herein.

4. Each party undertakes to comply with clause 13 of the Agreement as if incorporated herein ("Confidentiality Clause"). Any material breach of the Confidentiality Clause by an Indemnitee shall release the Indemnifying Parties from this Indemnity Agreement which shall then be null and void absolutely in respect of that Indemnitee.

Dated the      day of       2000

SIGNED by                          )
                                   )
for and on behalf of               )
iAdvantage Limited                 )
in the presence of:                )

SIGNED by                          )
                                   )
for and on behalf of               )
Weelek Company Limited             )
in the presence of:                )



SIGNED by                          )
                                   )
for and on behalf of               )
iAsiaWorks (HK) Limited            )
in the presence of:                )